Exhibit 10.1
Execution Version
EXCHANGE AGREEMENT
by and among
Gasco Energy, Inc.
and
                                        , Investor
Dated as of June 22, 2010

TABLE OF CONTENTS

1.	EXCHANGE OF INVESTOR EXCHANGED 2011 NOTES AND ISSUANCE OF INVESTOR 2015 NOTES		3
	(a)	Exchange	3
	(b)	Delivery of Investor 2015 Notes	3
	(c)	Payment of Interest Amount	3
	(d)	Closing Date	3

2.	REPRESENTATIONS; WARRANTIES AND COVENANTS		3
	(a)	Investor Representations and Covenants	3
	(b)	Investor and Company Representations Relating to Existing Purchase Agreement	8
	(c)	Company Representations and Covenants	8

3.	CONDITIONS TO THE COMPANY’S OBLIGATIONS HEREUNDER		32

4.	CONDITIONS TO THE INVESTOR’S OBLIGATIONS HEREUNDER		33

5.	TERMINATION		35

6.	MISCELLANEOUS		35
	(a)	Defined Terms in Exchanged Indenture	35
	(b)	Disclosure of Transactions and Other Material Information	35
	(c)	Blue Sky; Form D	36
	(d)	Governing Law; Jurisdiction; Jury Trial	37
	(e)	Closing Sets	37
	(f)	Counterparts	37
	(g)	Headings	38
	(h)	Severability	38
	(i)	No Third Party Beneficiaries	38
	(j)	Further Assurances	38
	(k)	No Strict Construction	38
	(l)	Successors and Assigns	38
	(m)	Notices	38
	(n)	Remedies	39
	(o)	Survival	40
	(p)	Indemnification	40
	(q)	Entire Agreement; Amendments	43
	(r)	Independent Nature of Investor’s Obligations and Rights	43
	(s)	Fees and Expenses	43
	(t)	Interpretive Matters	44
	(u)	Other Definitions	44

i

Schedules

Schedule 2c(vi)	Subsidiaries
Schedule 2c(xxvi)	Outstanding Indebtedness; Liens
Schedule I	Confidentiality Agreement

Exhibits

Exhibit A	Schedule of Investors
Exhibit B	Preferred C of D
Exhibit C	Form of Exchanged Indenture
Exhibit D	Qualified Institutional Buyer Status
Exhibit E-1	Form of Notice of Nonrecognition Transfer
Exhibit E-2	Form of Certificate of Non-Foreign Status
Exhibit E-3	Form of Certification of Non-USRPI Status
Exhibit F	Form of Investor’s Certificate
Exhibit G	Form of Secretary’s Certificate
Exhibit H	Form of Officer’s Certificate

ii

EXCHANGE AGREEMENT
          EXCHANGE AGREEMENT (this “Agreement”), dated as of June 22, 2010 (the “Effective Date”), by and among Gasco Energy, Inc., a Nevada corporation with headquarters located at 8 Inverness Drive East, Suite 100, Englewood, Colorado 80112 (the “Company”), and _______________(the “Investor”).
          WHEREAS:
          A. The Company and certain investors (the “Original Investors”) are parties to that certain Purchase Agreement, dated as of October 14, 2004 (the “Existing Purchase Agreement”), pursuant to which the Original Investors purchased from the Company 5.50% Convertible Senior Notes due October 5, 2011 (the “2011 Notes”), which are convertible into shares (the “Existing Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to that certain Indenture dated as of October 20, 2004, by and between the Company and Wells Fargo Bank, National Association, as trustee (such indenture, as modified by any supplement and amendment thereto as of the date hereof, the “Existing Indenture”).
          B. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, on the Closing Date (as defined below), (i) the Company and the Investor shall exchange the aggregate principal amount of the Investor’s 2011 Notes set forth opposite the Investor’s name in column (3) of the schedule of investors (the “Schedule of Investors”) attached hereto as Exhibit A (the Investor’s 2011 Notes being exchanged, the “Investor Exchanged 2011 Notes” and, together with the other 2011 Notes being exchanged pursuant to the Other Agreements (defined below), the “Exchanged 2011 Notes”) for unsecured 5.50% Convertible Senior Notes due October 5, 2015 (together with any securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Investor 2015 Notes” and, together with the other unsecured 5.50% Convertible Senior Notes due October 5, 2015 issued pursuant to the Other Agreements and, together with any securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “2015 Notes”) in an equal aggregate principal amount as is set forth opposite the Investor’s name in column (5) of the Schedule of Investors, which shall be convertible into (x) shares of Common Stock (at an initial Conversion Price (as defined in the Exchanged Indenture (as defined below)) of $0.60), and/or (y) shares of Preferred Stock (as defined in the Exchanged Indenture) (which shares of Preferred Stock are convertible into shares of Common Stock in accordance with the Certificate of Designations of Preferred Stock in the form attached hereto as Exhibit B (the “Preferred C of D”)) (the shares of Preferred Stock issued or issuable upon conversion of, or as payment on, the Investor 2015 Notes pursuant to the Exchanged Indenture being collectively referred to herein as the “Investor Preferred Shares;” the Investor Preferred Shares, together with the shares of Common Stock issued or issuable upon conversion of the Investor 2015 Notes being collectively referred to herein as the “Exchanged Conversion Shares;” and the shares of Common Stock issued or issuable upon conversion of any of the Investor Preferred Shares pursuant to the Preferred C of D being collectively referred to as the, “Investor Preferred Conversion Shares”), in each case pursuant to, and in accordance with the terms of, an Indenture, to be entered into by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), in the form attached hereto as Exhibit C (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Exchanged Indenture”); and (ii) the Company shall pay to the Investor an amount of cash, as is set forth opposite the Investor’s name in column (6) of the Schedule of Investors, equal to any accrued but unpaid interest due with respect to the Investor Exchanged 2011 Notes as of but not including the Closing Date (the “Interest Amount”).
          C. The exchange (the “Exchange”) of the Investor Exchanged 2011 Notes for the Investor 2015 Notes is being made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder (“Regulation D”).
          D. The Investor 2015 Notes, the Exchanged Conversion Shares and the Investor Preferred Conversion Shares collectively are referred to herein as the “Securities.”
          E. Concurrently herewith and from time to time after the date hereof, other holders of 2011 Notes (the “Other Investors” and, collectively with the Investor, the “Participating Investors”) are entering or may enter into agreements identical to this Agreement (collectively, the “Other Agreements”) (other than proportional changes (collectively, the “Proportionate Changes”) in the numbers reflecting the different principal amounts of the respective Exchanged 2011 Notes being exchanged pursuant thereto and other than applicable closing dates for the transactions contemplated by the Other Agreements with respect to the exchange of up to an aggregate of $3,500,000 in principal amount of the 2011 Notes) with the Company.
          F. The 2015 Notes shall be senior unsecured obligations of the Company, shall rank on parity in right of payment with all other existing and permitted future senior unsecured indebtedness of the Company (including any 2011 Notes that are not exchanged for 2015 Notes), shall rank senior in right of payment to all future subordinated indebtedness of the Company, and shall be effectively subordinated in right of payment to all existing and future secured indebtedness of the Company or other obligations of the Company to the extent of the value of the assets securing such indebtedness or other obligations; provided that the 2015 Notes shall rank senior to all future indebtedness of the Company to the extent the future indebtedness is expressly subordinated to the 2015 Notes.
          G. The Participating Investors and their direct and indirect transferees will be entitled to the benefits of a guaranty to be dated as of the Closing Date by and among the Company, the Subsidiaries party thereto (as defined below) and the Trustee (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Guaranty”).
          H. Contemporaneously with the Closing (as defined below), the Company, CNH CA Master Account, L.P. and AQR Absolute Return Master Account, L.P. will execute and deliver an Investor Rights Agreement to be dated as of the Closing Date (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Investor Rights Agreement”).
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          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:
1.	EXCHANGE OF INVESTOR EXCHANGED 2011 NOTES AND ISSUANCE OF INVESTOR 2015 NOTES
          (a) Exchange. Subject to satisfaction (or waiver) of the conditions set forth in Sections 3 and 4 of this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”) (i) the Investor shall surrender to the Company, by electronic delivery to the Depository Trust Company (“DTC”) via Deposit/Withdrawal at Custodian (“DWAC”), the Investor Exchanged 2011 Notes, free and clear of all liens, encumbrances and security interests other than restrictions on transfer under applicable federal and state securities laws, (ii) the Company shall deliver to the Investor the Investor 2015 Notes in the manner set forth in Section 1(b) of this Agreement and (iii) the Company shall pay the Interest Amount to the Investor.
          (b) Delivery of Investor 2015 Notes. The Investor 2015 Notes in the aggregate principal amount set forth opposite the Investor’s name in column (5) of the Schedule of Investors will be delivered by the Company to the Investor, or the Trustee as custodian for DTC, by causing DTC to credit the Investor 2015 Notes to the account of the Investor identified on the Schedule of Investors through the facilities of DTC. The 2015 Notes will be evidenced by one or more global securities in definitive form (the “Global Debentures”) or by additional definitive securities and will be registered, in the case of the Global Debentures, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Investor shall request prior to 9:30 a.m., New York time, on the second (2nd) Business Day preceding the Closing Date. If applicable, the 2015 Notes to be delivered to the Investor shall be made available to the Investor for inspection and packaging not later than 9:30 a.m., New York time, on the Business Day immediately preceding the Closing Date.
          (c) Payment of Interest Amount. On the Closing Date, the Company shall pay the Interest Amount to the Investor, by wire transfer of immediately available funds in accordance with the Investor’s written wire instructions.
          (d) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on June 25, 2010, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 3 and 4 of this Agreement (or such earlier or later date as is mutually agreed to by the Company and the Investor); provided that in no event shall the Closing occur at any time other than a time when all closings under all Other Agreements (other than Other Agreements relating to the exchange of not more than an aggregate of $3,500,000 principal amount of 2011 Notes) executed on or about the date hereof are occurring simultaneously. The Closing shall occur on the Closing Date at the offices of Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002.
2.	REPRESENTATIONS; WARRANTIES AND COVENANTS
          (a) Investor Representations and Covenants. The Investor hereby represents, warrants and covenants to, and agrees with, the Company as to the Investor 2015 Notes, the
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Exchanged Conversion Shares and the Investor Preferred Conversion Shares, if any, as of the date hereof and as of the Closing Date, that:
     (i) No Public Sale or Distribution. The Investor (A) is acquiring the Investor 2015 Notes, (B) upon conversion of the Investor 2015 Notes in accordance with the terms of the Exchanged Indenture, will acquire the Exchanged Conversion Shares, and (C) upon conversion of the Investor Preferred Shares, if any, in accordance with the terms of the Preferred C of D, will acquire the Investor Preferred Conversion Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from registration under the Securities Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum period or other specific term and the Investor reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption from registration under the Securities Act. The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
     (ii) Investor Status. The Investor is an institutional accredited investor as that term is defined in Rule 501(a)(1), (2), (3), (7) or (8), of Regulation D and, unless the Investor is listed in Exhibit D hereto, a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.
     (iii) Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, including Section 4(2) of the Securities Act and Rule 506 of Regulation D, and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.
     (iv) Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the transactions contemplated hereby which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its Subsidiaries and their respective officers and directors. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such
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accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
     (v) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
     (vi) Validity; Enforcement. This Agreement and any other documents or agreements executed by the Investor in connection with the transactions contemplated hereunder (the “Investor Transaction Documents”) have been duly and validly authorized by or on behalf of the Investor and, when executed and delivered by or on behalf of the Investor in accordance with the terms thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
     (vii) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Investor Transaction Documents and the consummation by the Investor of the transactions contemplated hereby and thereby will not (A) if the Investor is a legal entity, result in a violation of the organizational documents of the Investor; (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party; or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor; except in the case of clauses (B) and (C) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.
     (viii) Residency. The Investor is a resident of that jurisdiction specified below its address on the Schedule of Investors.
     (ix) No Transactions in Company Securities. Other than with respect to the transactions contemplated herein, during the period commencing with the time that the Investor was first contacted by the Company regarding the Exchange, through such time as the transactions contemplated by this Agreement are first publicly announced, neither the Investor nor any Affiliate
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of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning the Investor’s investments and (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading, has engaged, directly or indirectly, in any Trading Transaction in the securities of the Company or involving the Company’s securities. For the purpose of this Agreement, “Trading Transaction” means (A) any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a purchase, a solicitation of offers to buy, a disposition of, a loan, a pledge of or a grant of any right with respect to, any securities of the Company; (B) “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (whether or not such sale or position is “against the box”); and (C) all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and purchases, sales and other transactions through U.S. broker dealers, non-U.S. broker dealers or foreign regulated brokers involving securities of the Company. Notwithstanding the foregoing, if the Investor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, the representations set forth above shall only apply with respect to (i) the portfolio manager, and the portion of assets managed by such portfolio manager, with investment authority over the Investor Exchanged 2011 Notes and the Exchange (the “Securities Division”) and (ii) any other portfolio managers managing assets other than the assets of the Securities Division or any Affiliate of the Investor which (x) had or has knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the investments of the Securities Division or trading or information concerning such investments and (z) is subject to the review or input of the Securities Division concerning its investments or trading.
     (x) Affiliate Status. The Investor (A) is not and has not been during the consecutive three month period preceding the date of the Exchange, a director or officer of the Company or any of its Subsidiaries; (B) did not acquire any of the Investor Exchanged 2011 Notes, directly or indirectly, in a transaction not involving any public offering during the past six (6) months from an Affiliate of the Company; (C)(1) has owned the Investor Exchanged 2011 Notes, both beneficially and of record, for not less than a period of six (6) months preceding the Closing Date and full consideration for the Investor Exchanged 2011 Notes was provided at least six (6) months prior to the Closing Date; or (2) if the Investor was not the beneficial owner or record owner of the Investor Exchanged 2011 Notes or did not pay full consideration for the Investor Exchanged 2011 Notes for at least six (6) months prior to the Closing Date, it has otherwise met the six-month holding period requirement set forth in Rule 144(d) under the Securities Act; (D) is not the beneficial
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owner or record owner of any securities of the Company other than the Investor Exchanged 2011 Notes and immediately after giving effect to the Exchange will not be the beneficial owner or record owner of any securities of the Company other than the Investor 2015 Notes; and (E) is not party to any voting arrangement or similar arrangement with respect to any voting securities of the Company.
     (xi) Reasonable Best Efforts. The Investor shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 3 of this Agreement.
     (xii) DWAC Withdrawal/Deposit. The Investor shall, subject to the prior or concurrent satisfaction or waiver of the conditions set forth in Section 4 hereof, instruct and cause the DTC participant that holds the Investor Exchanged 2011 Notes to deliver the Investor Exchanged 2011 Notes by submitting a DWAC withdrawal on or prior to Closing in the aggregate amount of the Investor Exchanged 2011 Notes. The Investor shall, subject to the prior or concurrent satisfaction or waiver of the conditions set forth in Section 4 hereof, instruct and cause the DTC participant that holds the Investor Exchanged 2011 Notes to submit a DWAC deposit on or prior to Closing in the aggregate amount of the Investor Exchanged 2011 Notes.
     (xiii) Tax Matters. Prior to the Closing, the Investor shall deliver to the Company either (i) a Notice of Nonrecognition Transfer (substantially in the form attached as Exhibit E-1), (ii) a Certificate of Non-Foreign Status (substantially in the form attached as Exhibit E-2), or (iii) a Certification of Non-USRPI Status (substantially in the form attached as Exhibit E-3), and Internal Revenue Service Form W-8BEN, Form W-8IMY, Form W-8ECI or Form W-9, as applicable. The Investor (i) intends that this Agreement and the Other Agreements adopt a “plan of reorganization,” as defined in Treasury Regulation Section 1.368—2, that the Exchange shall be treated as pursuant to a “reorganization” described in Section 368(a) of the Code, and that the 2011 Notes and the 2015 Notes shall be treated as “securities” within the meaning of Section 354 of the Code, (ii) agrees that the “issue price” for purposes of Section 1273 and 1274 of the Code of each 2015 Note is $680.00 per $1,000 principal amount, and (iii) covenants not to take any position (whether in audits, tax returns or otherwise) that is inconsistent with subparagraphs (i) and (ii) of this sentence unless required to do so by applicable law.
     (xiv) Sale of Securities. The Investor shall not sell, transfer or otherwise dispose of the Securities except pursuant to an effective registration statement under the Securities Act covering the Securities or an available exemption from registration under the Securities Act.
     (xv) No Withholding. The Investor represents and warrants to the Company that either:
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     (1) it is a United States person within the meaning of Section 7701(a)(30) of the Code; or
     (2) it is not a United States person within the meaning of Section 7701(a)(30) of the Code, and with respect to the 2015 Notes, it (or each of its partners, if the Investor is classified as a partnership for U.S. federal income tax purposes) is (A) not (x) a bank described in Section 881(c)(3)(A) of the Code or (y) a 10-percent shareholder of the Company within the meaning of Section 881(c)(3)(B) and Section 871(h)(3)(B) of the Code after giving effect to the beneficial ownership limitations of the 2015 Notes, Preferred Stock and Common Stock, and (B) eligible for a complete exemption from withholding of tax with respect to the 2015 Notes under the “portfolio interest” exemption, as provided for in Sections 871(h) and 881(c) of the Code.
     (xvi) Preferred Stock. The Investor understands, acknowledges and agrees that the shares of Preferred Stock issuable upon conversion of the Investor 2015 Notes will have no rights (including voting rights) or preferences, other than the right to convert into shares of Common Stock, such other rights provided in the Preferred C of D and such rights as are mandatorily provided by the General Corporation Law of Nevada.
          (b) Investor and Company Representations Relating to Existing Purchase Agreement.
     (i) The Investor represents and warrants to the Company that, on and after the Closing Date, the Company is under no obligation to comply with the covenants and obligations set forth in the Existing Purchase Agreement, and the Investor may not recover for a breach of any such covenant or obligation by the Company that occurs prior to, on or after the Closing Date.
     (ii) The Company represents and warrants to the Investor that, on and after the Closing Date, the Investor is under no obligation to comply with the covenants and obligations set forth in the Existing Purchase Agreement, and the Company may not recover for a breach of any such covenant or obligation by the Investor that occurs prior to, on or after the Closing Date.
          (c) Company Representations and Covenants. The Company hereby represents, warrants and covenants to, and agrees with, the Investor as of the date hereof and as of the Closing Date, that:
     (i) Acknowledgments. The Company hereby irrevocably and unconditionally acknowledges, affirms and covenants to the Investor that as of the date of this Agreement and immediately after giving effect to the transactions contemplated by this Agreement and the Other Agreements:
     (1) the Investor is not in default under the Existing Purchase Agreement, the Investor Exchanged 2011 Notes, the Existing Indenture or
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any of the agreements, arrangements or understandings entered into or agreed upon by the Investor in connection with, or otherwise relating to, the acquisition of the Investor Exchanged 2011 Notes by the Investor (collectively, the “Existing 2011 Notes Documents”), and has not otherwise breached any obligations to the Company or any of the Subsidiaries; and
     (2) there are no offsets, counterclaims or defenses to the obligations, liabilities and indebtedness of every nature of the Company owed under or in respect of any of the Investor Exchanged 2011 Notes or the Investor 2015 Notes (the “Obligations”), including the liabilities and obligations of the Company under the Investor Exchanged 2011 Notes or the Investor 2015 Notes or to the rights, remedies or powers of the Investor in respect of any of the Obligations, any of the Existing 2011 Notes Documents, the Existing Indenture or any of the Transaction Documents, as applicable, and the Company agrees not to, and to cause each of the Subsidiaries not to, interpose (and each does hereby waive and release) any such defense, set-off or counterclaim in any action brought by the Investor with respect thereto.
     (ii) Investment Company. The Company is not, and, after giving effect to the transactions contemplated hereby, including the Exchange, the conversion of the Investor 2015 Notes into the Exchanged Conversion Shares in the manner contemplated by the Exchanged Indenture and the conversion of the Investor Preferred Shares, if any, into the Investor Preferred Conversion Shares in the manner contemplated by the Preferred C of D, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (iii) Securities Act Exemption; No General Solicitation. Assuming that the Investor’s representations and warranties in Section 2(a) of this Agreement, and the representations and warranties of the Other Investors in Section 2(a) of each of the Other Agreements, are true, the Exchange and each of the Other Exchanges, the conversion of the Investor 2015 Notes into the Exchanged Conversion Shares and the conversion of the other Exchanged 2011 Notes into the Other Investor Exchanged Conversion Shares in the manner contemplated by the Exchanged Indenture and the conversion of the Investor Preferred Shares, if any, into the Investor Preferred Conversion Shares and the conversion of the Other Investor Preferred Shares, if any, into the Other Investor Preferred Conversion Shares in the manner contemplated by the Preferred C of D, are and will be exempt from the registration requirements of the Securities Act. None of the Company, any Affiliate of the Company or any Person acting on its or their behalf has used, or will use, any means of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D in connection with the transactions contemplated hereby or by the Other Agreements, including the Exchange and the Other Exchanges, the conversion of the Investor 2015 Notes into the Exchanged Conversion Shares
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and the conversion of the other Exchanged 2011 Notes into the Other Investor Exchanged Conversion Shares in the manner contemplated by the Exchanged Indenture and the conversion of the Investor Preferred Shares, if any, into the Investor Preferred Conversion Shares and the conversion of the Other Investor Preferred Shares, if any, into the Other Investor Preferred Conversion Shares in the manner contemplated by the Preferred C of D.
     (iv) Exchange Act Reports. Since December 31, 2008, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto being hereinafter referred to as the “Exchange Act Reports”). The Exchange Act Reports when filed with the SEC together, where applicable, with any amendments thereto, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and none of such reports when filed with the SEC contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and any further reports so filed prior to the Closing, when such reports are filed with the SEC, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (v) Organization and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Exchange Act Reports, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing in such other jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (vi) Subsidiaries. Schedule 2(c)(vi) sets forth a list of the Subsidiaries and the jurisdiction in which each is organized or incorporated and sets forth the percentage of the outstanding Capital Stock of each Subsidiary that is held by the Company. Other than with respect to the entities listed on Schedule 2(c)(vi), the Company does not directly or indirectly own any security or beneficial interest in any other Person (including through joint venture or partnership agreements). Each of the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other business entity in good standing under the laws of its jurisdiction of incorporation or
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organization, with power and authority (corporate and other) to own its properties and conduct its business, and has been duly qualified as a foreign corporation or other business entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing in such other jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the outstanding shares of Capital Stock (or other equity interests in the case of non-corporate subsidiaries) of each Subsidiary have been duly authorized and validly issued, are fully paid and non assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims, except for (1) such liens, encumbrances, security interests and claims relating to the pledge of Capital Stock (or other equity interests in the case of non-corporate subsidiaries) of the Subsidiaries pursuant to the Company’s revolving credit agreement dated as of March 29, 2006 (“Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent for the lenders thereto, and (2) such Liens as are listed on Schedule 2(c)(vi) hereto.
     (vii) Equity Capitalization.
     (1) The Company has, as of the date hereof, duly authorized capital stock consisting of 305,000,000 shares of all classes of stock, of which (A) 300,000,000 shares are Common Stock, of which as of the date hereof, (i) 107,695,197 shares are issued and outstanding, (ii) 73,700 shares are held in treasury, (iii) 11,973,297 shares are issuable upon exercise of outstanding options and (iv) 1,399,293 and 341,450 shares are reserved for issuance under the Company’s stock option plan and restricted stock plan, respectively (as of December 31, 2009, and as of December 31 of each succeeding year, the number of shares of common stock issuable under the Company’s stock option plan automatically increases so that the total number of shares of Common Stock issuable under such plan is equal to 10% of the total number of shares of Common Stock outstanding on such date), and (B) 5,000,000 shares are Preferred Stock, par value $0.001 per share, of which as of the date hereof, 20,000 have been designated as Series B Convertible Preferred Stock, and none of which are issued and outstanding;
     (2) All of the shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable; and
     (3) Except as set forth in the Exchange Act Reports: (A) there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of Capital Stock of any Subsidiary, or any such warrants,
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convertible securities or obligations, except pursuant to this Agreement, the Other Agreements, the Exchanged Indenture and the Preferred C of D; and (B) there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any Person the right to require either the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Securities registered pursuant to any registration statement.
     (viii) Authorization of Exchanged Indenture. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Exchanged Indenture, subject, solely for purposes of the issuance of an aggregate number of shares of Common Stock issuable upon conversion of the 2015 Notes and upon conversion of any Preferred Stock issued or issuable upon conversion of, or as payment on, the 2015 Notes in excess of the Exchange Cap (as defined in the Exchanged Indenture), to the Shareholder Approval (as defined in the Exchanged Indenture). The Exchanged Indenture has been duly and validly authorized by the Company, and upon its execution and delivery (assuming due authorization, execution and delivery by the Trustee), will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.
     (ix) Issuance of 2015 Notes. The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Investor 2015 Notes, subject, solely for purposes of the issuance of an aggregate number of shares of Common Stock issuable upon conversion of the 2015 Notes and upon conversion of any Preferred Stock issued or issuable upon conversion of, or as payment on, the 2015 Notes in excess of the Exchange Cap, to the Shareholder Approval. The Investor 2015 Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Exchanged Indenture, assuming due authentication of the Investor 2015 Notes by the Trustee, upon delivery to the Investor against payment therefore in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Exchanged Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.
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     (x) Issuance of Exchanged Conversion Shares. The Company has all requisite corporate power and authority to reserve for issuance and to issue and deliver the Exchanged Conversion Shares issuable upon conversion of, or as payment on, the Investor 2015 Notes, the Other Investor Exchanged Conversion Shares issuable upon conversion, or as payment on, of the other 2015 Notes, the Investor Preferred Conversion Shares issuable upon conversion of the Investor Preferred Shares, if any, and the Other Investor Preferred Conversion Shares issuable upon conversion of the Other Investor Preferred Shares, if any, subject, solely for purposes of the issuance of an aggregate number of shares of Common Stock issuable upon conversion of on, the 2015 Notes, and upon conversion of any Preferred Stock issued or issuable upon conversion of, or as payment on, the 2015 Notes in excess of the Exchange Cap, to the Shareholder Approval. The Preferred C of D has been duly and validly authorized, approved and adopted by the Company’s Board of Directors in accordance with Nevada law, prior to the Closing will have been filed with, and accepted by, the Secretary of State of the State of Nevada, has not and prior to the Closing will not have been amended or otherwise modified, and is in full force and effect. The Exchanged Conversion Shares and the Investor Preferred Conversion Shares have been duly and validly authorized by the Company and when issued upon conversion of the Investor 2015 Notes in accordance with the terms of the Exchanged Indenture and upon conversion of the Investor Preferred Shares in accordance with the terms of the Preferred C of D, respectively, will be validly issued, fully paid and non-assessable (in the case of the Investor Preferred Shares, entitled to the benefits of the Preferred C of D), free of any liens, encumbrances or restrictions on transfers (other than liens, encumbrances and restrictions on transfer created or imposed by the Investor or pursuant to federal or state securities laws), and neither the issuance of the Exchanged Conversion Shares nor the issuance of any Investor Preferred Conversion Shares will be subject to any preemptive or similar rights.
     (xi) Authorization of this Agreement. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Investor) constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.
     (xii) Authorization of Other Transaction Documents. Each of the Company and the Subsidiaries (as applicable) has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under the Guaranty and each of the other Transaction Documents to
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which it is a party or by which it is bound (excluding this Agreement, the Exchanged Indenture and the Investor 2015 Notes). Each of the Transaction Documents (excluding this Agreement, the Exchanged Indenture and the Investor 2015 Notes) has been duly and validly authorized by the Company and each of the Subsidiaries party thereto, and upon its execution and delivery (assuming due authorization, execution and delivery by the other parties thereto), will constitute the valid and binding agreement of the Company and such Subsidiaries, enforceable against the Company and such Subsidiaries in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Other than the Required Approvals (as defined below) and, subject, solely for purposes of the issuance of an aggregate number of shares of Common Stock issuable upon conversion of the 2015 Notes and upon conversion of any Preferred Stock issued or issuable upon conversion of, or as payment on, the 2015 Notes in excess of the Exchange Cap, the Shareholder Approval, no consent, authorization or approval is required of the Company, any of the Subsidiaries or any of their respective boards of directors, members, managers, shareholders, other equityholders or holders of beneficial interests, as applicable, under the Company’s Articles of Incorporation as in effect as of the date this representation is made, including any certificates of designations thereunder then in effect (the “Articles of Incorporation”), the Bylaws of the Company (the “Bylaws”), any similar organizational documents of any of the Subsidiaries, applicable law or the rules of the NYSE Amex LLC (the “Principal Market”).
     (xiii) No Conflicts. Subject to obtaining the Required Approvals and, solely for purposes of the issuance of an aggregate number of shares of Common Stock issuable upon conversion of the 2015 Notes and upon conversion of any Preferred Stock issued or issuable upon conversion of, or as payment on, the 2015 Notes in excess of the Exchange Cap, to the Shareholder Approval, the issue and sale of the Investor 2015 Notes and the other 2015 Notes, the issuance by the Company of the Exchanged Conversion Shares upon conversion of the Investor 2015 Notes and of the Other Investor Exchanged Conversion Shares upon conversion of the other 2015 Notes and the issuance by the Company of the Preferred Conversion Shares upon conversion of the Investor Preferred Shares, if any, and of the Other Investor Preferred Conversion Shares upon conversion of the Other Investor Preferred Shares, if any, and the execution, delivery and performance by each of the Company and the Subsidiaries (as applicable) of all their respective obligations under, the Investor 2015 Notes, the Exchanged Indenture, the Guaranty, the Preferred C of D, this Agreement and each of the other Transaction Documents, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien
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upon any property or assets of the Company or any of the Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws or similar organizational documents of any of the Subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their respective properties (provided, however, that no representation is made pursuant to this Section 2(c)(xiii) with respect to the registration requirements and anti-fraud provisions of federal and state securities laws).
     (xiv) Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Investor 2015 Notes or the other 2015 Notes or the issuance by the Company of the Exchanged Conversion Shares upon conversion of the Investor 2015 Notes or of the Other Investor Exchanged Conversion Shares upon conversion of the other 2015 Notes or the issuance by the Company of the Investor Preferred Conversion Shares upon conversion of the Investor Preferred Shares, if any, or of the Other Investor Preferred Conversion Shares upon conversion of the Other Investor Preferred Shares or the execution, delivery and performance by the Company and the Subsidiaries of all their respective obligations under the 2015 Notes, the Exchanged Indenture, the Guaranty, the Preferred C of D, this Agreement and each of the other Transaction Documents and the consummation of the transactions herein and therein contemplated, except (i) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under state securities or blue sky laws in connection with the resale of the Securities by the Investor, (ii) such consents, approvals, authorizations or waivers as may be required (and which have been obtained on or prior to the date hereof) under the Company’s Credit Agreement, (iii) the filing of the Preferred C of D with the Secretary of State of the State of Nevada (clauses (i), (ii) and (iii) collectively, the “Required Approvals”), and (iv) solely for purposes of the issuance of an aggregate number of shares of Common Stock issuable upon conversion of the 2015 Notes and upon conversion of any Preferred Stock issued or issuable upon conversion of, or as payment on, the 2015 Notes in excess of the Exchange Cap, the Shareholder Approval. Except as described in the Exchange Act Reports, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts that could reasonably be expected to lead to delisting or suspension of the Common Stock in the foreseeable future.
     (xv) No Integration Offerings. None of the Company, any of its “affiliates” (as defined in Rule 501(b) of Regulation D) or any Person acting on behalf of the Company or such affiliate has sold, offered for sale or solicited
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offers to buy or otherwise negotiated in respect of, or will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of, any “security” (as defined in the Securities Act) that would be integrated with the transactions contemplated hereby and by the Other Agreements, including the Exchange and the Other Exchanges, the conversion of the Investor 2015 Notes into the Exchanged Conversion Shares and of the other 2015 Notes into the Other Investor Exchanged Conversion Shares as contemplated by the Exchanged Indenture and the conversion of the Investor Preferred Shares, if any, into the Investor Preferred Conversion Shares and of the Other Investor Preferred Shares, if any, into the Other Investor Preferred Conversion Shares as contemplated by the Preferred C of D, for purposes of the Securities Act or the shareholder approval requirements of the Principal Market, or that would require the registration under the Securities Act of any of the Securities. The Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated with any of the transactions contemplated hereby and by the Other Agreements for purposes of the Securities Act or the shareholder approval requirements of the Principal Market.
     (xvi) Financial Statements. The consolidated financial statements, and the related notes thereto, of the Company included in the Exchange Act Reports present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments); and said financial statements have been prepared in conformity with GAAP (as defined herein) and practices applied on a consistent basis (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements).
     (xvii) Accountants. KPMG LLP, who has certified certain financial statements of the Company included in the Exchange Act Reports, are independent registered public accountants as required under the Securities Act.
     (xviii) Title. The Company and the Subsidiaries have good and indefeasible title or, with respect to oil and gas properties, defensible title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens except as are described in the Exchange Act Reports or Permitted Liens (as defined in the Exchanged Indenture); and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid and subsisting leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, in each case except as described in or contemplated by the
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Exchange Act Reports or where such invalidity or unenforceability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (xix) Regulatory Permits. The Company and each of the Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders of and from all governmental and regulatory officials and bodies that are necessary to own or lease and operate their properties and conduct their businesses in the manner described in the Exchange Act Reports and that are material in relation to the business of the Company and the Subsidiaries, taken as a whole.
     (xx) Legal Proceedings. Except as described in the Exchange Act Reports, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries or any of their respective properties or to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be the subject which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the aggregate of all pending legal and governmental proceedings that are not described in the Exchange Act Reports to which the Company or any of the Subsidiaries is a party or which affect any of their respective properties and in which there is a reasonable possibility of an adverse decision, including ordinary routine litigation incidental to the business of the Company or of the Subsidiaries, would not reasonably be expected to have a Material Adverse Effect; and, to the best of Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (xxi) Employee Relations.
     (1) No labor disputes exist with employees of the Company or of any Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
     (2) The Company and the Subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability, except where such liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except for matters that would not, individually or in the
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aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of the Subsidiaries has incurred or expects to incur liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Section 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each “pension plan” for which the Company and each of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of Code or “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred.
     (xxii) Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes required to have been paid by them and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith by appropriate proceedings for which the Company and the Subsidiaries maintain adequate reserves in accordance with GAAP, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and, except as disclosed in the Exchange Act Reports, to the best of the Company’s knowledge, there is no tax deficiency which has been or would reasonably be expected to be asserted or threatened against the Company or any Subsidiary. The Company (i) intends that this Agreement and the Other Agreements adopt a “plan of reorganization,” as defined in Treasury Regulation Section 1.368—2, that the Exchange and the Other Exchanges shall be treated as pursuant to a “reorganization” described in Section 368(a) of the Code, and that the 2011 Notes and the 2015 Notes shall be treated as “securities” within the meaning of Section 354 of the Code, (ii) agrees that the “issue price” for purposes of Sections 1273 and 1274 of the Code of each 2015 Note is $680.00 per $1,000 principal amount, and (iii) covenants not to take any position (whether in audits, tax returns or otherwise) that is inconsistent with subparagraphs (i) and (ii) of this sentence unless required to do so by applicable law. Based on the Investor’s representations in Section 2(a)(xv)(2) of this Agreement, the Company will not withhold U.S. federal withholding tax on payments made on the 2015 Notes under the portfolio interest exemption provided for in the Code; provided, however, that if (i) the Internal Revenue Service challenges the applicability of such exemption with respect to any such payments, or to payments made under similar circumstances or to similarly situated investors, or (ii) the Company reasonably determines that withholding is required based on a change in law (or interpretation thereof) after the date of this Agreement, including any change in the Code or Treasury regulations issued thereunder, published guidance, or any administrative rulings or judicial decisions issued after the date of this Agreement, the Company shall withhold all amounts
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required to be withheld from such payments assuming the portfolio interest exemption is inapplicable to such payments.
     (xxiii) Absence of Certain Changes. Except as disclosed in the Exchange Act Reports, since December 31, 2009, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole. Except as disclosed in the Exchange Act Reports or pursuant to the Transaction Documents, since December 31, 2009, (A) there has not been any change in the Capital Stock (including any stock dividend, stock split, stock combination or similar transaction) or long-term debt of the Company or any of its Subsidiaries, or any issuance of any options, warrants, convertible securities or rights to purchase Capital Stock of the Company or any of the Subsidiaries; (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its Capital Stock; and (C) neither the Company nor any of the Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and the Subsidiaries, taken as a whole.
     (xxiv) Conduct of Business. Except as set forth in the Exchange Act Reports, neither the Company nor any of the Subsidiaries (A) is in violation of its organizational documents, including any certificate of designation, preferences or rights of any outstanding series of preferred stock, (B) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, under any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (C) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Exchange Act Reports, during the two (2) years prior to the date hereof, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.
     (xxv) Environmental Laws. Each of the Company and the Subsidiaries is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any
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Hazardous Material (collectively, “Environmental Laws”), except where such non-compliance with Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (xxvi) Outstanding Indebtedness; Liens. Except as set forth on the Most Recent Balance Sheet, on Schedule 2(c)(xxvi) or as disclosed in the Exchange Act Reports, (A) neither the Company nor any of the Subsidiaries has any outstanding Indebtedness, and (B) there are no Liens on any of the assets of the Company or the Subsidiaries other than Permitted Liens.
     (xxvii) Financial Advisors. The Company acknowledges that it has engaged each of Lazard Frères & Co. LLC and CoveView Advisors LLC as financial advisors in connection with transactions contemplated hereby and by the other Transaction Documents (the “Advisors”). Other than the Advisors, the Company has not engaged any placement agent, financial advisor or other agent in connection with the transactions contemplated hereby or by any of the other Transaction Documents. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with, or otherwise relating to, any claim by or on behalf of the Advisors or any other placement agent, financial advisor or other agent with respect to any such engagement.
     (xxviii) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, directly or indirectly, (A) taken any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities, or (B) other than actions taken by the Advisors, sold, bid for, purchased, or paid any compensation for soliciting purchases of, the 2015 Notes.
     (xxix) Internal Accounting and Disclosure Controls. Each of the Company and the Subsidiaries (1) maintains a system of internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets and liabilities; (C) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization; and (D) the
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recorded accountability for its assets and liabilities is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (2) maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-14(c) under the Exchange Act).
     (xxx) Transfer Taxes. On or after the Closing Date, all stock transfer and other similar taxes (which, for the avoidance of doubt, does not include income or similar taxes) which are required to be paid in connection with transactions contemplated hereby, including the Exchange, the conversion of the Investor 2015 Notes into the Exchanged Conversion Shares in the manner contemplated by the Exchanged Indenture and the conversion of the Investor Preferred Shares, if any, into the Investor Preferred Conversion Shares, will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with in all material respects.
     (xxxi) Intellectual Property. Each of the Company and the Subsidiaries owns or possesses the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) reasonably necessary to carry on the business conducted by each as conducted on the date hereof, except to the extent that the failure to own or possess the right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as disclosed in the Exchange Act Reports, neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (xxxii) Application of Takeover Protections; Rights Agreement. No control share acquisition, business combination, poison pill (including distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or any certificates of designations or the laws of the State of Nevada is, nor shall become, applicable to the Investor as a result of the transactions contemplated by this Agreement or the other Transaction Documents, including the Company’s issuance of the Securities and the Investor’s ownership of the Securities. Except for the beneficial ownership limitations in the Exchanged Indenture and the Preferred C of D, the Company does not presently have a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.
     (xxxiii) Dilutive Effect. The Company understands and acknowledges that the number of (1) Exchanged Conversion Shares issuable upon conversion of the Investor 2015 Notes, and (2) Investor Preferred
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Conversion Shares issuable upon conversion of the Investor Preferred Shares, will increase in certain circumstances. Any dilutive effect that the issuance of (a) the Exchanged Conversion Shares issuable upon conversion of the Investor 2015 Notes in accordance with this Agreement and the Exchanged Indenture or (b) the Investor Preferred Conversion Shares issuable upon conversion of the Investor Preferred Shares, if any, in accordance with the Preferred C of D, may have on the ownership interests of other shareholders of the Company shall have no effect on the Company’s obligation to issue the Exchanged Conversion Shares upon conversion of the Investor 2015 Notes in accordance with this Agreement and the Exchanged Indenture or the Investor Preferred Conversion Shares upon conversion of the Investor Preferred Shares in accordance with the Preferred C of D.
     (xxxiv) Acknowledgment Regarding Investor’s Exchange of Securities and Trading Activities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the Investor Transaction Documents and the transactions contemplated hereby and thereby and that no Participating Investor is, immediately after giving effect to the Exchange and the transactions contemplated thereby, (1) an officer or director of the Company or any of the Subsidiaries or (2) assuming or relying upon the accuracy or correctness of the representations and warranties given by each Participating Investor under Section 2(a)(x) of this Agreement and the Other Agreements, an Affiliate of the Company or any of its Subsidiaries. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or any of the Subsidiaries (or in any similar capacity) with respect to this Agreement, the Exchanged Indenture, the 2015 Notes or any of the other Transaction Documents or the transactions contemplated hereby or thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents or the transactions contemplated hereby or thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives. Except as provided in Section 2(a)(ix), the Investor has not been asked by the Company or any of the Subsidiaries to agree, nor has the Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company or “derivative” securities based on securities issued by the Company, or to hold any of the Investor 2015 Notes, the Exchanged Conversion Shares or the Investor Preferred Conversion Shares for any specified term. Such aforementioned activities do not constitute a breach of any of the Transaction Documents, subject to the Investor’s compliance with applicable securities laws.
     (xxxv) Disclosure. Other than such information set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel
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with any information that constitutes or could reasonably be expected to constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company and the Subsidiaries, their business and the transactions contemplated hereby, including the Exhibits and Schedules to this Agreement, furnished by or on behalf of the Company, taken on the whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of the Subsidiaries or either of their respective businesses, properties, prospects, operations, results of operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
     (xxxvi) Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions provided in Sections 3 and 4 of this Agreement.
     (xxxvii) No Event of Default. As of the date hereof, there is not any continuing Default or Event of Default under any of the Exchanged 2011 Notes or the Existing Indenture. After giving effect to the terms of this Agreement and the Other Agreements, no Default or Event of Default (each as defined in the Exchanged Indenture) shall have occurred and be continuing as of the date this representation is made.
     (xxxviii) Holding Period. For the purposes of Rule 144(d) under the Securities Act, the Company acknowledges that (A) the holding period of the 2011 Notes may be tacked onto the holding period of the 2015 Notes, the shares of Common Stock and Preferred Stock issued or issuable upon conversion of the 2015 Notes, and the shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock issued or issuable upon conversion of any of the 2015 Notes, (B) the holding period of the 2015 Notes may be tacked onto the holding period of the shares of Common Stock and Preferred Stock issued or issuable upon conversion of the 2015 Notes, and the shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock issued or issuable upon conversion of, or as payment on, any of the 2015 Notes, and (C) the holding period of the shares of Preferred Stock issued or issuable upon conversion of, or as payment on, any of the 2015 Notes may be tacked onto the holding period of the shares of Common Stock issued or issuable upon conversion of any such shares of Preferred Stock and the Company agrees not to take any position contrary to this Section 2(c)(xxxviii).
     (xxxix) Fees and Expenses. Whether or not the transactions contemplated herein are consummated or this Agreement is terminated, the
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Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including all fees, costs and expenses (1) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (2) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Investor may reasonably designate, (3) related to any filing with the Financial Industry Regulatory Authority (FINRA) and (4) in connection with satisfying its obligations under Section 2(c)(xxxv); provided however, it being understood that, except as expressly set forth in this Section 2(c)(xxxix) and Section 6(s), the Company shall have no obligation to pay any costs and expenses of any of the Participating Investors.
     (xl) 2011 Notes Remaining Outstanding. Immediately following the Exchange, not more than $5 million in aggregate principal amount of the 2011 Notes will remain outstanding.
     (xli) Most Favored Nation. None of the terms offered to any of the Participating Investors with respect to any amendment, settlement or waiver (each a “Settlement Document”) relating to the terms, conditions and transactions contemplated hereby, is or shall be more favorable to such Person than those of the Investor and, if the foregoing representation, warranty, covenant and agreement has been breached, then this Agreement shall be, without any further action by the Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms contained in such Settlement Document. The Other Agreements are, and shall be, identical to this Agreement other than for the Proportionate Changes and other than applicable closing dates for the transactions contemplated by the Other Agreements with respect to the exchange of up to an aggregate of $3,500,000 in principal amount of the 2011 Notes. Notwithstanding the foregoing, the Investor acknowledges that, pursuant to the Investor Rights Agreement, the Company has agreed that certain Participating Investors will have the right to nominate one member of the Company’s Board of Directors, upon terms and conditions set forth in the Investor Rights Agreement.
     (xlii) Additional Debentures; Variable Securities. From the date hereof until the first day following the Closing Date on which no 2015 Notes are outstanding, the Company will not issue any 2015 Notes other than to the Participating Investors as contemplated hereby and by the Other Agreements and the Company shall not issue any other securities that would cause a breach or default under the 2015 Notes or the Exchanged Indenture. From the date hereof until the first day following the Closing Date on which no 2015 Notes are outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or that are directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the
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Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price with respect to the Common Stock into which any 2015 Notes are convertible provided, however, that solely for purposes of clarification, the parties hereto acknowledge and agree that the foregoing shall not apply to the participation by any employee, officer or director of the Company or any of the Subsidiaries in any Approved Share Plan (as defined below) but shall apply to any other issuance of securities pursuant to any such Approved Share Plan; provided further, that the reference in this sentence to the issuance or sale of any rights, warrants or options is not intended to restrict the Company from entering into an agreement for the sale of securities where the fixed price relating to such security is determined at the closing of the applicable transaction and such closing is to occur after the Company enters into such agreement.
     (xliii) Regulation M. The Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.
     (xliv) No Resale. The Company will not, and will use its reasonable best efforts to not permit any of its Affiliates, without the prior written consent of the Participating Investors holding a majority of the aggregate principal amount of outstanding 2015 Notes, to resell any of the Securities which constitute “restricted securities” under Rule 144 under the Securities Act (“Rule 144”) that have been reacquired by any of them, except for Securities purchased by the Company or any of its Affiliates and resold in a transaction registered under the Securities Act.
     (xlv) Book Entry Transfer. The Company agrees to comply with all the terms and conditions of all agreements set forth in the representation letters of the Company to DTC, in each case relating to the approval of the 2015 Notes and the shares of Common Stock and Preferred Stock issuable upon conversion of the 2015 Notes by DTC for “book entry” transfer.
     (xlvi) Stop Orders. The Company will advise the Investor, within one Business Day after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.
     (xlvii) Additional Issuances of Securities.
     (1) For purposes of this Section 2(c)(xlvii), the following definitions shall apply.
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          (A) “Convertible Securities” means any Capital Stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.
          (B) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
          (C) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.
          (D) “Subsequent Placement” means the offer, sale, grant of any option to purchase, or other disposition by the Company of any of its or the Subsidiaries’ Capital Stock or Capital Stock equivalents, including any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents.
     (2) The Company will not, directly or indirectly, effect any Subsequent Placement during the period commencing with the date of this Agreement and ending on the eighteenth (18th) month anniversary of the Closing Date (the “Participation Period”), unless the Company shall have first complied with this Section 2(c)(xlvii)(2).
          (A) In the event the Company desires to effect any Subsequent Placement during the Participation Period, the Company shall deliver to each Participating Investor, provided that such Participating Investor, together with its Affiliates, holds 2015 Notes issued to such Participating Investor at, contemporaneously with or from time to time after, the Closing, in each case pursuant to this Agreement or an Other Agreement, in an aggregate principal amount representing at least thirty five percent (35%) of the principal amount of the 2015 Notes issued to such Participating Investor at, contemporaneously with or from time to time after, the Closing, in each case pursuant to this Agreement or an Other Agreement (the “Minimum Securities”), an initial written notice regarding a potential Subsequent Placement that does not contain any material non-public information with respect to the Company or any of the Subsidiaries (other than the possibility of a Subsequent Placement, to the extent information regarding such potential Subsequent Placement is material) (an “Initial Notice”), and, if within three Business Days after receipt of such Initial Notice such Participating Investor agrees in writing (together with a representation that such Participating Investor, together with its Affiliates, holds the Minimum Securities) to accept material non-public information regarding such potential Subsequent Placement and execute and deliver a confidentiality agreement in the form attached hereto as Schedule I, the Company shall deliver to such Participating Investor an
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irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (i) identify and describe the Offered Securities; (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged; and (iii) offer to issue and sell to or exchange with such Participating Investors in the aggregate up to thirty five percent (35%) of the Offered Securities, allocated pro rata among such Participating Investors based on the Participating Investors’ relative Participation Amounts (any Participating Investor’s pro rata portion thereof, including the pro rata portion of the Investor, being referred to as such Participating Investor’s “Basic Amount”). If any Participating Investors subscribe for less than their Basic Amount, then the Company shall give the Participating Investors who subscribed for their Basic Amount written notice of such excess Offered Securities (a “Supplemental Offer Notice”) and allow each Participating Investor who elected to purchase its Basic Amount the opportunity to purchase the excess Offered Securities (the “Undersubscription Amount”). Notwithstanding anything herein to the contrary, if a Participating Investor has delivered a written notice to the Chief Executive Officer or Chief Financial Officer of the Company (an “Information Notice”) that it does not desire to receive any Initial Notices or Offer Notices pursuant to this Section 2(c)(xlvii)(2)(A), or otherwise receive information regarding any potential Subsequent Placements, then, after the Company’s actual receipt (notwithstanding the provisions for deemed receipt in Section 6(m)) of such Information Notice, the Company shall not be obligated pursuant to this Section 2(c)(xlvii)(2)(A) to, and the Company shall not, deliver to such Participating Investor any Initial Notices or Offer Notices, or any other non-public information with respect to any Subsequent Placement, unless and until the Company has actually received (notwithstanding the provisions for deemed receipt in Section 6(m)) from such Participating Investor a subsequent notice revoking its Information Notice (a “Revocation Notice”). Accordingly, in the event a Participating Investor delivers to the Company an Information Notice, during the period commencing with the date on which such Information Notice has been received by the Company and ending on the date on which a Revocation Notice revoking such Information Notice is received by the Company, such Participating Investor shall not have any rights pursuant to this Section 2(c)(xlvii)(2) to participate in a Subsequent Placement.
          (B) To accept an Offer, in whole or in part, such Participating Investor must deliver a written notice (the “Notice of Acceptance”) to the Company prior to the end of the fifth (5th) Business Day after such Participating Investor’s receipt of the Offer Notice or the end of the fifth (5th) Business Day after such Participating Investor’s receipt of any Supplemental Offer Notice, as applicable (such periods, in
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the aggregate, the “Offer Period”), setting forth the portion of such Participating Investor’s Basic Amount that such Participating Investor elects to purchase and, if such Participating Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Participating Investor elects to purchase; provided, however, that if the Undersubscription Amount subscribed for exceeds the difference between the total of all the Basic Amounts permitted to be subscribed for and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), then each Participating Investor that has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Participating Investor bears to the total Basic Amounts of all Participating Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. The Basic Amounts and the Undersubscription Amounts that the Participating Investors are entitled to purchase shall be, in the aggregate, the “Subscribed Securities” (subject to adjustment pursuant to Section 2(c)(xlvii)(2)(D) of this Agreement). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Participating Investors a new Offer Notice and the Offer Period with respect to such Offer Notice shall expire on the fifth (5th) Business Day after such Participating Investor’s receipt of such new Offer Notice.
          (C) The Company shall have forty-five (45) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or a portion of the Offered Securities, less the Subscribed Securities (the “Subsequent Placement Securities”), pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only upon terms and conditions (including unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice, (ii) if and to the extent the Subsequent Placement and the execution of any Subsequent Placement Agreement constitutes material information with respect to the Company, to file with the SEC a Current Report on Form 8-K in the time period required under the Exchange Act, which shall contain all such information and exhibits thereto as are required by the Exchange Act, and to issue any press release the Company may choose to issue regarding such transaction and (iii) if the Form 8-K described in Section 2(c)(xlvii)(2)(C)(ii) above is not filed, to confirm in writing to the Investor that neither the Company, nor any of the Subsidiaries nor any of their respective officers, directors, employees or agents has provided the Investor or its agents or counsel with any information that constitutes material, non-public information.
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          (D) In the event the Company shall determine to issue, sell or exchange less than all of the Subsequent Placement Securities (any such sale to be in the manner and on the terms specified in Section 2(c)(xlvii)(2)(C) above), then the Company shall, not less than two (2) Business Days prior to the consummation of such issuance, sale or exchange, so notify each Participating Investor, and each Participating Investor may, at its sole option and in its sole discretion at any time prior to the consummation of such issuance, sale or exchange, notify the Company of its election to reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Participating Investor elected to purchase pursuant to Section 2(c)(xlvii)(2)(B) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Subsequent Placement Securities the Company actually determined to issue, sell or exchange, plus the number or amount of Subscribed Securities to be issued or sold pursuant to Section 2(c)(xlvii)(2)(C) above (prior to any reduction pursuant to this Section 2(c)(xlvii)(2)(D)), and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, such reduced number shall thereafter constitute such Participating Investor’s Subscribed Securities.
          (E) Upon the closing of the issuance, sale or exchange of all or less than all of the Subsequent Placement Securities, each Participating Investor shall acquire from the Company, and the Company shall issue to each Participating Investor, such Participating Investor’s Subscribed Securities. The purchase by each Participating Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Participating Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Participating Investor and its advisors.
          (F) Notwithstanding anything to the contrary contained herein, if the Company does not consummate the closing of the Subsequent Placement within forty-five (45) Business Days of the expiration of the Offer Period, then the offer to, and any acceptance by, the Participating Investors pursuant to this Section 2(c)(xlvii) shall be deemed null and void, and the Company shall not issue or sell any of the Offered Securities until such securities have again been offered to the Participating Investors in accordance with Section 2(c)(xlvii)(2)(A) above. Further, if the Company shall determine to issue, sell or
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exchange less than all of the Subsequent Placement Securities pursuant to Section 2(c)(xlvii)(2)(D) above, then until such securities have again been offered to the Participating Investors in accordance with Section 2(c)(xlvii)(2)(A) above, the Company shall not issue, sell or exchange any of the Offered Securities that it so determined not to issue, sell or exchange, or any of the Subscribed Securities that any Participating Investor determined not to purchase pursuant to Section 2(c)(xlvii)(2)(D) above and Section 2(c)(xlvii) of each of the Other Agreements. Notwithstanding anything to the contrary in this Section 2(c)(xlvii) and unless otherwise agreed to by the Participating Investors, not later than the forty-fifth (45th) Business Day following delivery to the Participating Investors of the Offer Notice, the Company shall either (i) confirm in writing to the Participating Investors that the Subsequent Placement has been abandoned, (ii) make such public disclosures as are required such that the Participating Investors will not be in possession of material non-public information relating to such Subsequent Placement or (iii) confirm in writing that neither the Company, nor any of the Subsidiaries nor any of their respective officers, directors, employees or agents has provided the Participating Investors or their agents or counsel with any information that constitutes material, non-public information. If by the forty-fifth (45th) Business Day following delivery of an Offer Notice no public disclosure regarding the Subsequent Placement has been made, and no notice regarding the abandonment of such transaction has been received by the Participating Investors, then such Subsequent Placement shall be, and shall be deemed to have been, abandoned and the Participating Investors shall not be deemed to be in possession of any material, non-public information with respect to the Company, and the Company shall not issue or sell any of the Offered Securities until such securities have again been offered to the Participating Investors in accordance with Section 2(c)(xlvii)(2)(A) above. The Company shall not be permitted to deliver more than one Initial Notice or Offer Notice to the Participating Investors in any ninety (90) day period.
          (G) The Company and the Participating Investors agree that, if any Participating Investor elects to participate in an Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions not otherwise required by law requiring any Participating Investor to agree to any restrictions in trading as to any securities of the Company owned by such Participating Investor prior to such Subsequent Placement.
     The restrictions contained in this Section 2(c)(xlvii)(2) shall not apply in connection with (1) any Subsequent Placement during the six-month period immediately following the Closing Date if such Subsequent Placement (a) would be integrated with the Exchange for purposes of the Securities Act or any applicable shareholder approval provisions, including under the rules and regulations of the Principal Market or any exchange or automated quotation system on which any of the securities of the Company are listed or designated, and (b) does not involve more than $2,500,000 of the Company’s securities, or (2) the offer, sale, grant of any option to purchase or other disposition of any Excluded Securities. As used herein, (x) “Excluded Securities” means any Capital Stock or Capital Stock equivalents of the Company or any of the Subsidiaries issued
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or issuable: (A) in connection with any Approved Share Plan; (B) in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant the Existing Indenture or the Exchanged Indenture; (C) upon conversion of the 2011 Notes, the 2015 Notes or the Preferred Stock; (D) in the transactions contemplated by this Agreement or any Other Agreement; (E) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter; (F) in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-Affiliated third parties and otherwise on an arm’s-length basis, the primary purpose of which, in the reasonable judgment of the Company’s Board of Directors, is not to raise additional capital; and (G) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the date of this Agreement as described in Section 2(c)(vii) hereof, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date; and (y) “Approved Share Plan” means any employee benefit plan which has been approved by the Company’s Board of Directors and shareholders of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.
     (xlviii) Public Information.
     (1) At any time during the period commencing on the Closing Date and ending at such time that all of the Securities can be sold either pursuant to a registration statement, or if a registration statement is not available for the resale of all of the Securities, may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 other than any restrictions on sale imposed to the extent that the holder is an affiliate of the Company, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, the Company agrees to pay to each such holder, as liquidated damages and not as a penalty, an amount in cash equal to three-fourths of one percent (0.75%) of the sum of the aggregate principal amount of Investor 2015 Notes then held by such holder, the aggregate stated value of the Investor Preferred Shares then held by such holder, and the value of any shares of Common Stock then held by such holder that were issued upon conversion of the Investor 2015 Notes and/or Investor Preferred Shares determined based on the price at which they were acquired upon conversion (subject to adjustment for subsequent stock splits, stock dividends, stock combinations and similar events), on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The liquidated damages payments to which a holder shall be entitled pursuant to this Section 2(c)(xlviii) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (a) the last day of the calendar month during which such Public Information Failure Payments are incurred and (b) the third (3rd) Business Day after the event or failure
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giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of to three-fourths of one percent (0.75%) per month (prorated for partial months) until paid in full. The rate of accrual of the Public Information Failure Payments with respect to any period shall not exceed the rate provided for in this Section 2(c)(xlviii)(1) notwithstanding the occurrence of multiple concurrent Public Information Failures.
     (2) Notwithstanding the foregoing, the parties agree that the sole damages payable for a Public Information Failure with respect to which liquidated damages are expressly provided shall be such liquidated damages. The parties hereto agree that the liquidated damages provided for in this Section 2(c)(xlviii) constitute a reasonable estimate of the damages that may be incurred by any such holder by reason of a Public Information Failure in accordance with the provisions hereof.
3.	CONDITIONS TO THE COMPANY’S OBLIGATIONS HEREUNDER
     The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:
          (a) The Investor shall have duly executed and delivered to the Company this Agreement and each of the Investor Transaction Documents.
          (b) The Investor shall have delivered to the Company (in accordance with the method set forth in the next sentence), pursuant to the Existing Indenture and this Agreement, the Investor Exchanged 2011 Notes being exchanged at the Closing, free and clear of all Liens other than restrictions on transfer under applicable federal and state securities laws. The Investor Exchanged 2011 Notes shall have been delivered by the DTC participant that holds the Investor Exchanged 2011 Notes by submitting a DWAC withdrawal in the aggregate amount of the Investor Exchanged 2011 Notes.
               The DTC participant that holds the Investor Exchanged 2011 Notes shall have submitted a DWAC deposit in the aggregate amount of the Investor Exchanged 2011 Notes.
          (c) The representations and warranties of the Investor set forth herein shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date only), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing Date. The Company shall have received a certificate, executed by an authorized representative of the Investor, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit F.
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          (d) The Investor shall have delivered to the Company either (i) a Notice of Nonrecognition Transfer (substantially in the form attached as Exhibit E-1), (ii) a Certificate of Non-Foreign Status (substantially in the form attached as Exhibit E-2), or (iii) a Certification of Non-USRPI Status (substantially in the form attached as Exhibit E-3).
          (e) The Investor shall have delivered to the Company either Internal Revenue Service Form W-8BEN, Form W-8IMY, Form W-8ECI or Form W-9, as applicable.
     4. CONDITIONS TO THE INVESTOR’S OBLIGATIONS HEREUNDER The obligations of the Investor to the Company hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:
          (a) The Company shall have duly executed and delivered to the Investor this Agreement and each of the other Transaction Documents (excluding the Other Agreements and the 2015 Notes (which 2015 Notes shall have been delivered to the Trustee)).
          (b) The Company shall have duly executed and delivered to the Trustee the Exchanged Indenture and the Investor 2015 Notes at the Closing in accordance with Section 1(b) of this Agreement.
          (c) The Trustee shall have executed and delivered the Exchanged Indenture, and the Investor shall have received a copy thereof, duly executed and delivered by the Trustee and the Company.
          (d) The Trustee shall have executed and authenticated the Investor 2015 Notes.
          (e) The Company shall have delivered the Interest Amount to the Investor by wire transfer, in U.S. dollars and immediately available funds, in accordance with wire instructions delivered by the Investor to the Company on or prior to the Closing Date.
          (f) Other Investors holding at least $60,000,000 in aggregate principal amount of Exchanged 2011 Notes (including the aggregate principal amount of the Investor Exchanged 2011 Notes) shall have (i) executed and delivered to the Company the Other Agreements with respect to such Other Exchanges, (ii) satisfied or waived all conditions to the closings contemplated by such Other Agreements and (iii) surrendered to the Company such Exchanged 2011 Notes being exchanged pursuant to such Other Agreements, and the transactions contemplated by such Other Agreements, including the exchange of such Exchanged 2011 Notes held by such Other Investors for the 2015 Notes of the Other Investors shall be consummated contemporaneously with the Closing.
          (g) The Company shall have filed the Preferred C of D with the Secretary of State of the State of Nevada and delivered to the Investor a copy of the Preferred C of D certified by the Secretary of State of the State of Nevada.

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          (h) The Investor shall have received (i) the opinion of Vinson & Elkins LLP, counsel to the Company, dated as of the Closing Date, in substantially the form agreed to on the date hereof and (ii) the opinion of Dill Dill Carr Stonbraker & Hutchings, PC, counsel to the Company, dated as of the Closing Date, in substantially the form agreed to on the date hereof.
          (i) The Company shall have delivered to the Investor a certificate in the form attached hereto as Exhibit G, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions relating to this Agreement and the transactions contemplated hereby, as adopted by the Company’s Board of Directors, (ii) the Articles of Incorporation and (iii) the Bylaws, in the case of clause (ii) and (iii), each as in effect at the Closing.
          (j) The representations and warranties of the Company set forth herein shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date only) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit H.
          (k) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby (other than the Required Approvals described in clause (i) of the definition of Required Approvals and, solely for purposes of the issuance of an aggregate number of shares of Common Stock issuable upon conversion of the 2015 Notes, upon conversion of any Preferred Stock issued or issuable upon conversion of, or as payment on, the 2015 Notes in excess of the Exchange Cap, the Shareholder Approval), and all such consents and approvals shall be in full force and effect.
          (l) The Common Stock (1) shall be designated for quotation or listed on the Principal Market and (2) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor, except as set forth in the Company’s filings with the SEC, shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by the Company’s failing to maintain the minimum listing maintenance requirements of the Principal Market.
          (m) Each Other Investor shall have delivered to the Company (i) a Notice of Nonrecognition Transfer (substantially in the form attached as Exhibit E-1), (ii) a Certificate of Non-Foreign Status (substantially in the form attached as Exhibit E-2), or (iii) a Certification of Non-USRPI Status (substantially in the form attached as Exhibit E-3).
          (n) The Company shall have delivered to the Investor such other documents relating to the Exchange as the Investor or its counsel may reasonably request.

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     5. TERMINATION
          (a) In the event the Closing does not occur by the third Business Day after the Effective Date, or such other date as is mutually agreed to by the Company, the Investor and each other Participating Investor who executed an Other Agreement on the date of this Agreement, due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 3 or 4 (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 5, the Company shall remain obligated to pay (i) the reasonable legal fees of Katten Muchin Rosenman, LLP, as counsel to each of CNH CA Master Account, L.P. and AQR Absolute Return Master Account, L.P., (ii) up to $20,000 in reasonable legal fees of Schulte Roth & Zabel LLP, as counsel to Kings Road Holdings XIII Ltd, and (iii) up to $20,000 in reasonable legal fees of Akin Gump Strauss Hauer & Feld LLP, as counsel to QVT Associates GP LLC, in each case in accordance with Section 6(s). Any such termination of this Agreement shall not affect the effectiveness of the Existing Purchase Agreement, the Investor Exchanged 2011 Notes, the Existing Indenture or any other Existing 2011 Notes Documents, each of which shall continue in full force and effect in accordance with its terms.
     6. MISCELLANEOUS
          (a) Defined Terms in Exchanged Indenture. For purposes of this Agreement, all references to defined terms as defined in the Exchanged Indenture are only to the Exchanged Indenture in the form attached hereto as Exhibit C.
          (b) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first (1st) Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Exchange Act and attaching the material Transaction Documents that have not previously been filed with the SEC by the Company (including the form of this Agreement and the Other Agreements, the form of the Exchanged Indenture and the form of the 2015 Notes) as exhibits to such filing (including all attachments, the “8-K Filing”). The Company represents, warrants and covenants to the Investor that, from and after the filing of the 8-K Filing with the SEC, the Investor (except as set forth in this Section 6(b) or as expressly permitted by Section 2(c)(xlvii)) shall not be in possession of any material, non-public information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. Except as expressly permitted by Section 2(c)(xlvii), the Company shall not, and shall cause each of the Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, non-public information regarding the Company or any of the Subsidiaries from and after the 8-K Filing with the SEC without the express written consent of the Investor. In the event of a breach of the foregoing covenant by the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company,

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the Subsidiaries, or any of its or their respective officers, directors, employees or agents; provided, however, that the Investor may only exercise this right if the Investor provides the Company with written notice at least 24 hours in advance of the Investor’s disclosure, thereby providing the Company with the opportunity to make the disclosure itself. The Investor shall not have any liability to the Company, any of the Subsidiaries or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to the Investor contains material, nonpublic information relating to the Company or any of the Subsidiaries, the Company shall so indicate to the Investor contemporaneously with delivery of such notice or communication, and such indication shall provide the Investor the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of the Subsidiaries. Upon receipt or delivery by the Company or any of the Subsidiaries of any notice in accordance with the terms of the Transaction Documents, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or the Subsidiaries, the Company shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information. Subject to the foregoing, the Company shall not, and shall cause each of the Subsidiaries and its and their respective officers, directors, employees and Affiliates not to, and the Investor shall not, and shall cause each of its officers, directors, employees and Affiliates not to, issue any press releases or any other public statements with respect to, or otherwise publicly disclose, the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the 8-K Filing and contemporaneously with, or subsequent to, the filing thereof with the SEC and (B) as is required by applicable law and regulations including the rules and regulations of the Principal Market (provided that in the case of clause (A) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor, neither the Company nor any of the Subsidiaries nor any of their representative officers, directors, employees or Affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market. Notwithstanding anything herein to the contrary, the Company shall not, and shall cause each of the Subsidiaries and its and their respective officers, directors, employees and Affiliates not to, and the Investor shall not, and shall cause its officers, directors, employees and Affiliates not to, issue any press releases or any other public statements with respect to, or otherwise publicly disclose, the transactions contemplated hereby prior to the Closing Date unless required by applicable laws and regulations or by the Principal Market.
          (c) Blue Sky; Form D. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing

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Date; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which is not so qualified.
          (d) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (e) Closing Sets. As soon as is reasonably practicable after the Closing Date, the Company agrees to deliver, or cause to be delivered, to the Investor executed copies of this Agreement and any other document required to be delivered to any party pursuant to Sections 3, 4 or 6 of this Agreement or pursuant to any Other Agreement.
          (f) Counterparts. This Agreement and any amendments hereto may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

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          (g) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
          (h) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
          (i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, to the extent provided in Section 6(p) hereof, each Indemnified Person, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
          (l) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any purchasers of the Securities. Except after the Closing in connection with the occurrence of an event set forth in clause (ii) of the definition of “Change of Control” under the Exchanged Indenture, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Company. Any assignment or transfer in violation of this Section 6(l) shall be void.
          (m) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) Business Day after deposit with an overnight courier service, or (iv) if the delivery methods set forth in (i), (ii) and (iii) above are

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unavailable, upon the reasonable determination of the party making delivery of such notice, consent, waiver or other communication, when another method of delivery that is reasonably likely to result in the delivery of such notice, consent, waiver or other communication to the party meant to receive the same is used, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
          If to the Company:
Gasco Energy, Inc.
8 Inverness Drive East, Suite 100
Englewood, CO 80112
Telephone: (303) 483-0044
Facsimile: (303) 483-0011
Attention: President
          with a copy (for informational purposes only) to:
Vinson & Elkins LLP
666 Fifth Avenue, 26th Floor
New York, NY 10103-0040
Telephone: 212.237.0251
Facsimile: 917.849.5317
Attention: Caroline Blitzer
          If to an Investor, to its address and facsimile number set forth on the Schedule of Investors, with copies to the Investor’s legal representatives as set forth on the Schedule of Investors, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (C) provided by an overnight courier service or (D) given by the recipient of such notice, consent, waiver or other communication or provided by the method of delivery used if the delivery methods in (i), (ii) and (iii) above are unavailable, shall be rebuttable evidence of personal or other service, receipt by facsimile or deposit with an overnight courier service, or other receipt by another method of delivery used in accordance with clause (i), (ii), (iii) or (iv) above, respectively.
          (n) Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

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          (o) Survival. The representations and warranties of the Company and the Investor contained in Section 2 of this Agreement and the agreements and covenants set forth in Sections 2 and 6 of this Agreement shall survive the Closing and delivery and conversion of the Securities, as applicable.
          (p) Indemnification.
     (i) In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its shareholders, partners, members, managers, other equityholders, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (each an “Investor Indemnitee” and, collectively, the “Investor Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Investor Indemnified Liabilities”), incurred by any Investor Indemnitee as a result of, or arising out of, or relating to (i) any failure of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby to be true and correct as of the date hereof or as of the Closing Date (except to the extent any such representation or warranty speaks to an earlier date, in which case, any failure of such representation or warranty to be true and correct as of such earlier date); (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any cause of action, suit or claim brought or made against an Investor Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (x) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (y) any disclosure made by the Investor pursuant to Section 6(b) of this Agreement, or (z) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Investor Indemnified Liabilities which is permissible under applicable law.
     (ii) The Investor agrees to indemnify and hold harmless the Company, its directors, its officers and each Person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the

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Exchange Act (each a “Company Indemnitee” and, collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys’ fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (i) any breach of the agreements or covenants of the Investor set forth in the last sentence of Section 2(a)(xiii) of this Agreement or (ii) any failure of any representation or warranty made by the Investor in Section 2(a)(xv) of this Agreement or in a certificate delivered by the Investor substantially in the form of Exhibit E-3 to be true and correct as of the date hereof or as of the Closing Date. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything herein to the contrary, the Investor shall not be required or have any obligation to indemnify the Company Indemnitees, or make any contribution to the payment and satisfaction of the Company Indemnified Liabilities, under this Section 6(p) in an aggregate amount in excess of the principal amount of the Investor 2015 Notes issued to the Investor under this Agreement less any other amounts that the Investor has been required to pay with respect to any Company Indemnified Liabilities.
     (iii) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 6(p)(i) or Section 6(p)(ii) hereof, such Person (an “Indemnified Person”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. The failure to deliver written notice to the Indemnifying Person within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Person of any liability to any Indemnified Person under this Section 6(p), except to the extent that the Indemnifying Person is prejudiced in its ability to defend such action; provided that, in any event, the omission so to deliver written notice to the Indemnifying Person shall not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person otherwise than under this Section 6(p). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (B) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (C) the named parties in any such proceeding (including

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any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any one proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Investor and its shareholders, partners, members, managers, other equity holders, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives shall be designated in writing by the Investor, and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this Section 6(p)(iii), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (X) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (Y) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person.
     (iv) The remedies provided for in this Section 6(p) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     (v) The indemnity and contribution agreements contained in this Section 6(p) and the representations and warranties of the Company and the Investor, respectively, set forth in this Agreement shall remain operative and in full force and effect regardless of (A) any termination of this Agreement, (B) any investigation made by or on behalf of the Investor or any Person controlling the Investor or by or on behalf of the Company, its officers or directors or any other Person controlling the Company and (C) acceptance of and payment for any of the Securities.

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          (q) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the Investor 2015 Notes and the other Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought; provided, however, notwithstanding any provision herein to the contrary, at any time after the Closing Date, this Agreement shall be automatically amended, without any action of or consent by the Investor, to conform the terms of this Agreement to the terms of the Other Agreements upon their amendment by parties thereto holding in the aggregate at least a majority of the then outstanding aggregate principal amount of the 2015 Notes. The Company shall promptly provide written notice to the Investor of any such amendment. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement or the Other Agreements unless the same consideration also is offered to all of the parties to this Agreement and the Other Agreements. Following the Closing Date, neither the Company nor the Investor shall have any obligations to the other, nor shall the Company or the Investor have any rights against the other, under the Existing Purchase Agreement, the Existing Indenture, the Investor Exchanged 2011 Notes or any of the other Existing 2011 Notes Documents.
          (r) Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement or any other Transaction Document are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Investor pursuant hereto or by any Other Investor pursuant to any Other Agreement, shall be deemed to constitute the Investor and the Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and the Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document and the Company acknowledges that the Participating Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.
          (s) Fees and Expenses. Each party shall be responsible for its own fees and expenses incurred in connection with this Agreement. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Investor or its Affiliates) relating to or arising out of the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall pay on the

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earlier of the Closing Date and the first (1st) Business Day following any termination of this Agreement pursuant to Section 5 hereof, (1) the reasonable legal fees of Katten Muchin Rosenman LLP, as counsel to each of CNH CA Master Account, L.P. and AQR Absolute Return Master Account, L.P., (2) up to $20,000 in reasonable legal fees of Schulte Roth & Zabel LLP, as counsel to Kings Road Holdings XIII Ltd, and (3) up to $20,000 in reasonable legal fees of Akin Gump Strauss Hauer & Feld LLP, as counsel to QVT Associates GP LLC, in each case relating to the transactions contemplated hereby and by the other Transaction Documents.
          (t) Interpretive Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (d) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (e) the use of the word “including” in this Agreement shall be by way of example rather than limitation.
          (u) Other Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Affiliate” unless otherwise indicated shall have the meaning ascribed to it in Rule 144.
          “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
          “Capital Stock” of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.
          “Code” means the U.S. Internal Revenue Code of 1986, as amended.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
          “Indebtedness” of a Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease

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obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any option or other agreement to sell or give a security interest in any such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Material Adverse Effect” means a material adverse effect on (i) the operations, business assets, property assets, condition (financial or otherwise), shareholders’ equity or results of operations of the Company and the Subsidiaries, taken as a whole or (ii) the performance of the Company of its obligations under this Agreement, the Exchanged Indenture, the Investor 2015 Notes and the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby.
          “Most Recent Balance Sheet” means the Company’s consolidated balance sheet as of March 31, 2010, as included in the Company’s Quarterly Report on Form 10-Q for the period then ended, as filed with the SEC on May 4, 2010.
          “Other Exchanges” means the exchange by the Other Investors and the Company of the Exchanged 2011 Notes for the 2015 Notes pursuant to the Other Agreements.
          “Other Investor Exchanged Conversion Shares” means, collectively, the (i) shares of Common Stock, and (ii) shares of Preferred Stock, in each case issued and issuable upon conversion of the 2015 Notes other than the Investor 2015 Notes, all pursuant to, and in accordance with the terms and conditions of, the Exchanged Indenture.
          “Other Investor Preferred Conversion Shares” means, collectively, the shares of Common Stock issued and issuable upon conversion of the Other Investor Preferred Shares, in each case pursuant to, and in accordance with the terms and conditions of, the Preferred C of D.
          “Other Investor Preferred Shares” means the shares of Preferred Stock issued and issuable upon conversion of, or as payment on, the 2015 Notes other than the Investor 2015 Notes, pursuant to, and in accordance with the terms and conditions of, the Exchanged Indenture.
          “Participation Amount” of any Participating Investor means, the principal amount of the 2015 Notes issued to such Participating Investor at, or contemporaneously with, the Closing, as contemplated hereby or by any of the Other Agreements, as applicable; or, if the

Exchange Agreement, Page 45

Company has consented to an assignment pursuant to Section 6(l), the principal amount held by the Participating Investor (or transferee, as applicable) immediately after such assignment.
          “Permitted Lien” means (i) Liens permitted under the Credit Agreement (other than Section 7.02(h) thereof), as in effect on the date of the Exchanged Indenture, without amendment or modification thereafter, (ii) Liens securing Indebtedness permitted under the Credit Agreement (other than pursuant to Section 7.01(j) thereof), as in effect on the date of the Exchanged Indenture, without amendment or modification thereafter, and additional reserve base loans from a commercial bank on customary terms, provided such Liens do not extend to any assets that would not otherwise be permitted to secure Indebtedness under the Credit Agreement and (iii) Liens on Oil & Gas Interests (as defined in the Credit Agreement, as in effect on the date of the Exchanged Indenture, without amendment or modification thereafter) to secure Indebtedness permitted under the Credit Agreement (other than pursuant to Section 7.01(j) thereof), as in effect on the date of the Exchanged Indenture, without amendment or modification thereafter, and additional reserve base loans from a commercial bank on customary terms.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
          “SEC” means the Securities and Exchange Commission.
          “Subsidiary” means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.
          “Transaction Documents” means each of this Agreement, the 2015 Notes, the Exchanged Indenture, the Preferred C of D, the Guaranty, the Investor Rights Agreement, each of the Other Agreements and each of the other agreements or instruments to which the Company or any of the Subsidiaries is a party or by which it is bound and which is entered into by the parties hereto or thereto in connection with the transactions contemplated hereby and thereby.
[Signature Page Follows]

Exchange Agreement, Page 46

          IN WITNESS WHEREOF, the Company and the Investor have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

COMPANY: GASCO ENERGY, INC.
By:
	Name:	W. King Grant
	Title:	President and Chief Financial Officer

SIGNATURE PAGE TO EXCHANGE AGREEMENT

          IN WITNESS WHEREOF, the Company and the Investor have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

INVESTOR:
By:
Name:
Title:

SIGNATURE PAGE TO EXCHANGE AGREEMENT

Exhibit A
Schedule of Investors

		Aggregate					Investor Broker Account Information
		Principal		Aggregate			(including Name, DTC Participant
		Amount of	CUSIP	Principal		Legal Representative’s	Number, and Address, Email Address,
	Address, Email Address,	Exchanged	Number of	Amount of		Address, Email Address,	Telephone and Facsimile Number of
	Telephone Number and	2011	Exchanged	2015	Interest	Telephone Number and	DTC Participant that holds the
Investor	Facsimile Number	Notes	2011 Notes	Notes	Amount*	Facsimile Number	Investor’s Exchanged 2011 Notes)
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

Kings Road Holdings XIII Ltd	Ogier Fiduciary Services 89 Nexus Way Camana Bay Grand Cayman KY1-9007	3,000,000	367220AA8	3,000,000	$36,666.67	Michael T. Adams,
General Counsel — North America
Polygon Investment Partners LP
399 Park Avenue 22nd floor
New York, NY 10022
Direct + 1 212 359 7355
Mobile (917) 443-6663
Fax + 1 212 359 7301
Email: madams@polygoninv.com
UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019 DTC: 0642 Contact: David Madden David.Madden@ubs.com 212 713-9837

Kings Road Holdings XIII Ltd	Ogier Fiduciary Services 89 Nexus Way Camana Bay Grand Cayman KY1-9007	11,250,000	367220AB6	11,250,000	$137,500.00	Michael T. Adams,
General Counsel — North America
Polygon Investment Partners LP
399 Park Avenue 22nd floor
New York, NY 10022
Direct + 1 212 359 7355
Mobile (917) 443-6663
Fax + 1 212 359 7301
						Email: madams@polygoninv.com	UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019 DTC: 0642 Contact: David Madden David.Madden@ubs.com 212 713-9837

		Aggregate					Investor Broker Account Information
		Principal		Aggregate			(including Name, DTC Participant
		Amount of	CUSIP	Principal		Legal Representative’s	Number, and Address, Email Address,
	Address, Email Address,	Exchanged	Number of	Amount of		Address, Email Address,	Telephone and Facsimile Number of
	Telephone Number and	2011	Exchanged	2015	Interest	Telephone Number and	DTC Participant that holds the
Investor	Facsimile Number	Notes	2011 Notes	Notes	Amount*	Facsimile Number	Investor’s Exchanged 2011 Notes)
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

CNH CA Master Account, L.P.	c/o CNH Partners, LLC 2 Greenwich Plaza, 1st Floor Greenwich, CT 06830 (203) 742-3004 (203) 742-3074 (fax) earinsburg@cnhpartners.com	5,000,000	367220AB6	5,000,000	$61,111.11	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661-3693 Attn: Mark Wood p / (312) 902-5493 f / (312) 577-8858	Bear DTC 352 Acct: 102-32030 DB DTC 573 Acct: 106-02524

AQR Absolute Return Master Account, L.P.	c/o AQR Capital Management, LLC 2 Greenwich Plaza, 1st Floor Greenwich, CT 06830 (203) 742-3004 (203) 742-3074 (fax) earinsburg@cnhpartners.com	28,600,000	367220AB6	28,600,000	$349,555.56	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661-3693 Attn: Mark Wood p / (312) 902-5493 f / (312) 577-8858	Bear DTC 352 Acct: 102-35834 DB DTC 573 Acct: 106-02544

Sacramento Park LLC	c/o QVT Associates GP LLC 1177 Avenue of the Americas, 9th Floor New York, NY 10036 Attn: Tracy Fu tracy.fu@qvt.com 212 705-8800 212 705-8820	11,401,000	367220AB6	11,401,000	$139,345.56	c/o QVT Associates GP LLC 1177 Avenue of the Americas, 9th Floor New York, NY 10036 Attn: Michael Gat legalnotices@qvt.com 212 705-8800 212 705-8820	Duetsche Bank Securities Inc.
F/A/O: QVT Financial LP
60 Wall Street, 13th Floor
New York, NY 10005
Phn.: 212-250-2285
Fax: 646-502-4363
Email: qvt_usteam@list.db.com

DBSI A/C# 106-95957
Tax ID # 13-2730828
DTC #573
Agent Bank # 94178
							Institution # 94178

		Aggregate					Investor Broker Account Information
		Principal		Aggregate			(including Name, DTC Participant
		Amount of	CUSIP	Principal		Legal Representative’s	Number, and Address, Email Address,
	Address, Email Address,	Exchanged	Number of	Amount of		Address, Email Address,	Telephone and Facsimile Number of
	Telephone Number and	2011	Exchanged	2015	Interest	Telephone Number and	DTC Participant that holds the
Investor	Facsimile Number	Notes	2011 Notes	Notes	Amount*	Facsimile Number	Investor’s Exchanged 2011 Notes)
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
QVT Associates II LP	c/o QVT Associates GP LLC 1177 Avenue of the Americas, 9th Floor New York, NY 10036 Attn: Tracy Fu tracy.fu@qvt.com 212 705-8800 212 705-8820	2,214,000	367220AB6	2,214,000	$27,060.00	c/o QVT Associates GP LLC 1177 Avenue of the Americas, 9th Floor New York, NY 10036 Attn: Michael Gat legalnotices@qvt.com 212 705-8800 212 705-8820	Duetsche Bank Securities Inc.
F/A/O: QVT Financial LP
60 Wall Street, 13th Floor
New York, NY 10005
Phn.: 212-250-2285
Fax: 646-502-4363
Email: qvt_usteam@list.db.com
DBSI A/C# 106-95957
Tax ID # 13-2730828
DTC #573
Agent Bank # 94178
Institution # 94178

Quintessence Associates LP	c/o QVT Associates GP LLC 1177 Avenue of the Americas, 9th Floor New York, NY 10036 Attn: Tracy Fu tracy.fu@qvt.com 212 705-8800 212 705-8820	187,000	367220AB6	187,000	$2,285.56	c/o QVT Associates GP LLC 1177 Avenue of the Americas, 9th Floor New York, NY 10036 Attn: Michael Gat legalnotices@qvt.com 212 705-8800 212 705-8820	Duetsche Bank Securities Inc. F/A/O: QVT Financial LP 60 Wall Street, 13th Floor New York, NY 10005
Phn.: 212-250-2285
Fax: 646-502-4363 Email: qvt_usteam@list.db.com
DBSI A/C# 106-95957
Tax ID # 13-2730828
DTC #573
Agent Bank # 94178
Institution # 94178

		Aggregate					Investor Broker Account Information
		Principal		Aggregate			(including Name, DTC Participant
		Amount of	CUSIP	Principal		Legal Representative’s	Number, and Address, Email Address,
	Address, Email Address,	Exchanged	Number of	Amount of		Address, Email Address,	Telephone and Facsimile Number of
	Telephone Number and	2011	Exchanged	2015	Interest	Telephone Number and	DTC Participant that holds the
Investor	Facsimile Number	Notes	2011 Notes	Notes	Amount*	Facsimile Number	Investor’s Exchanged 2011 Notes)
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Ball Corporation Master Pension Trust	Navy Yard Corporate Center, Three Crescent Drive Suite 400, Philadelphia, PA 19112, E-mail lmashaw@penncapital.com phone 1-215-302-1538 and fax 1-215-468-1498	405,000	367220AB6	405,000	$4,950.00	Navy Yard Corporate Center, Three Crescent Drive Suite 400, Philadelphia, PA 19112, j.livewell@penncapital.com, phone 1-215-302-1532 and fax 1-215-468-1498	Mellon/ Boston Safe Deposit DTC#954, BNY Mellon Center, AIM 151-0510, 500 Grant Street, Pittsburgh, PA 15258, E-mail TQ7ASGMailbox@bnymellon.com, phone 1-412-236-1243 and fax 1-412-690-8772

Penn Distressed Fund, L.P.	Navy Yard Corporate Center, Three Crescent Drive Suite 400, Philadelphia, PA 19112, E-mail lmashaw@penncapital.com phone 1-215-302-1538 and fax 1-215-468-1498	595,000	367220AB6	595,000	$7,272.22	Navy Yard Corporate Center, Three Crescent Drive Suite 400, Philadelphia, PA 19112, j.livewell@penncapital.com, phone 1-215-302-1532 and fax 1-215-468-1498	Jefferies DTC#019, Silver Leaf Partners, 420 Lexington Ave, Suite 2225, New York, NY 10170, E-mail ops@silverleafpartners.com, phone 1-212-920-8381 and fax 1-212-202-7534

Capital Structure Opportunities Fund, L.P.	Navy Yard Corporate Center, Three Crescent Drive Suite 400, Philadelphia, PA 19112, E-mail lmashaw@penncapital.com phone 1-215-302-1538 and fax 1-215-468-1498	325,000	367220AB6	325,000	$3,972.22	Navy Yard Corporate Center, Three Crescent Drive Suite 400, Philadelphia, PA 19112, j.livewell@penncapital.com, phone 1-215-302-1532 and fax 1-215-468-1498	Credit Suisse DTC#0355 Eleven Madison Avenue, 3rd Floor, New York, NY 10010-3629 E-mail suzanne.nangle@credit —suisse.com phone 1-212-325-3485 and fax 1-212-743-1375

Oppenheimer Capital Structure Opportunities Master Fund, Ltd.	Navy Yard Corporate Center, Three Crescent Drive Suite 400, Philadelphia, PA 19112, E-mail lmashaw@penncapital.com phone 1-215-302-1538 and fax 1-215-468-1498	555,000	367220AB6	555,000	$6,783.33	Navy Yard Corporate Center, Three Crescent Drive Suite 400, Philadelphia, PA 19112, j.livewell@penncapital.com, phone 1-215-302-1532 and fax 1-215-468-1498	Morgan Stanley DTC#050, Morgan Stanley/Prime Brokerage, 1221 Ave of the Americas, 4th Floor, New York, NY 10020, E-mail Michael.arrington@morganstanley.com phone 1-212-762-7534 and fax 1-212-507-8810

		Aggregate					Investor Broker Account Information
		Principal		Aggregate			(including Name, DTC Participant
		Amount of	CUSIP	Principal		Legal Representative’s	Number, and Address, Email Address,
	Address, Email Address,	Exchanged	Number of	Amount of		Address, Email Address,	Telephone and Facsimile Number of
	Telephone Number and	2011	Exchanged	2015	Interest	Telephone Number and	DTC Participant that holds the
Investor	Facsimile Number	Notes	2011 Notes	Notes	Amount*	Facsimile Number	Investor’s Exchanged 2011 Notes)
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Kellogg Capital Markets LLC	55 Broadway New York NY 10006 dpohl@kellogggroup.com T 212-607-5036 F 212-308-5690	1,000,000	367220AA8	1,000,000	$12,222.22	Nicholas Cappelleri 55 Broadway 4th Fl New York, NY 10006 ncappelleri@kellogggroup.com T 212-607-5061 F 212-380-5665	DTC#501 Goldman Sachs Execution & Clearing 30 Hudson St Jersey City NJ 07302 Attn:Gianina Arturo gianina.arturo@gs.com T 212-357-5986 F 212-256-4524

*	Assuming Closing Date of June 25, 2010 (a per diem rate of 0.0153%).

NOTE:	Column (1) Name of each Investor exchanging notes and executing an Exchange Agreement. Columns (3) and (4) The exchanged 2011 Notes may be under two different CUSIPs. If exchanging Notes under both CUSIPs, please list the amount being exchanged under each CUSIP on separate lines.

Exhibit B
Preferred C of D
The executed Preferred C of D is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2010

B-1

Exhibit C
Form of Exchanged Indenture
The executed Exchanged Indenture is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2010

C-1

Exhibit D
Investor Status
Sacramento Park LLC
Quintessence Associates LP
Ball Corporation Master Pension Trust
Penn Distressed Fund, L.P.
Capital Structure Opportunities Fund, L.P.
Oppenheimer Capital Structure Opportunities Master Fund, Ltd.

D-1

Exhibit E-1
FORM OF NOTICE OF NONRECOGNITION TRANSFER
NOTICE OF NONRECOGNITION TRANSFER
(A) This “Notice” constitutes a Notice of Nonrecognition Transfer pursuant to the requirements of U.S. Treasury Regulation § 1.1445-2(d)(2).
(B) The following information concerns the transferor submitting this notice (the “Transferor”):
     Name:
     Office address:
     Taxpayer identification number:
(C) The Transferor is not required to recognize any gain or loss with respect to the transfer to which this Notice pertains.
(D) The transfer to which this Notice pertains is the exchange of Gasco Energy Inc. 5.50% convertible senior notes due 2011 for a like principal amount of Gasco Energy Inc. new 5.50% convertible senior notes due 2015 (the “New Notes,” and such exchange the “Exchange”).
(E) No gain or loss is to be recognized because the Exchange is a recapitalization under section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 897(e)(1) of the Code and Temp. Treas. Reg. § 1.897-6T provide, generally, that any nonrecognition provision shall apply to a transfer by a foreign person of a U.S. real property interest on which gain is realized only to the extent that the transferred U.S. real property interest is exchanged for a U.S. real property interest which, immediately following the exchange, would be subject to U.S. taxation upon its disposition (see also Temp. Treas. Reg. §1.897-5T(d)(1)), and the transferor complies with the filing requirements of paragraph (d)(1)(iii) of §1.897-5T. The New Notes to be received by the Transferor in the Exchange constitute a U.S. real property interest with respect to which, immediately following the Exchange, the Transferor would be subject to U.S. taxation upon their disposition. The Transferor will comply with the filing requirements of Temp. Treas. Reg. §1.897-5T(d)(1)(iii).
Under penalties of perjury, I certify to the best of my knowledge and belief on behalf of the Transferor that this Notice is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Date:	Name:

E-1-1

Exhibit E-2
FORM OF CERTIFICATION OF NON-FOREIGN STATUS
CERTIFICATION OF NON-FOREIGN STATUS
(Entity Transferor)
     Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a United States real property interest under local law), and not the disregarded entity, is treated as the transferor of the property. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by                                          (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:
     1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
     2. The Transferor is not a disregarded entity as defined in Treas. Reg. § 1.1445-2(b)(2)(iii);
     3. The Transferor’s U.S. employer identification number is                     ; and
     4. The Transferor’s office address is:

     The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Signature
Printed Name:
Title:
Date:

E-2-1

Exhibit E-3
FORM OF NON-USRPI STATUS
CERTIFICATION OF NON-USRPI STATUS
June      , 2010
     Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. In connection with the Exchange Agreement, the undersigned hereby certifies the following on behalf of                                          (the “Transferor”):
     1. The Transferor owns $                                         principal amount of Gasco Energy Inc. 5.50% Convertible Senior Notes due 2011 (the “Old Notes”);
     2. The last date on which the Transferor acquired Old Notes was                      (the “Latest Acquisition Date”);
     3. As of the Latest Acquisition Date, the fair market value of Old Notes owned by the Transferor did not exceed $                                         [insert 5% of market cap of the class of stock to which Old Notes were convertible, of the Company on the Latest Acquisition Date]; and
     4. As a result of the facts certified above, the Old Notes owned by Transferor do not constitute “U.S. real property interests” within the meaning of section 897 of the Internal Revenue Code.
     The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee.
     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

[TRANSFEROR]
By:
Name:
Title:

E-3-1

Exhibit F
FORM OF INVESTOR’S CERTIFICATE
INVESTOR’S CERTIFICATE
June      , 2010
     The undersigned, an authorized representative of                                                             , a                                          (the “Investor”), pursuant to Section 3(c) of the Exchange Agreement, dated as of June 22, 2010 (the “Exchange Agreement”), by and between the Investor and Gasco Energy, Inc., a Nevada Corporation (the “Company”), hereby represents, warrants and certifies to the Company as follows (capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Exchange Agreement):
1.	The representations and warranties of the Investor set forth in the Exchange Agreement are true and correct in all respects as of the date when made and as of the date hereof as though made on the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date only).

2.	The Investor has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Exchange Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the date hereof.
[Signature Page Follows]

F-1

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name:
Title:

F-2

Exhibit G
FORM OF SECRETARY’S CERTIFICATE
GASCO ENERGY, INC.
SECRETARY’S CERTIFICATE
June [•], 2010
     The undersigned hereby certifies that she is the duly elected, qualified and acting Corporate Secretary of Gasco Energy, Inc., a Nevada corporation (the “Company”), and that, as such, she is authorized to execute and deliver this certificate in the name of and on behalf of the Company pursuant to Section 4(i) of each of the Exchange Agreements, each dated as of June 22, 2010 (the “Exchange Agreements”), by and between the Company and the applicable investor listed on the Schedule of Investors attached thereto (collectively, the “Investors”), and further certifies in her official capacity, in the name of and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in each of the Exchange Agreements.
1.	Attached hereto as Exhibit A are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company (the “Board”) at meetings of the Board held on March 24, 2010, and pursuant to written consents of the Board, or committees of the Board, dated June [•], 2010. Except as set forth therein, such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are in full force and effect as of the date hereof.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Amended and Restated Articles of Incorporation of the Company, together with any and all amendments thereto, including the Preferred C of D (collectively, the “Articles of Incorporation”), and the Articles of Incorporation are in full force and effect as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Second Amended and Restated Bylaws of the Company dated April 8, 2009 (the “Bylaws”). No action to amend, modify or repeal the Bylaws has been authorized or approved by the Board or the stockholders of the Company, the Bylaws have not been amended, modified or repealed since the date thereof, and the Bylaws are in full force and effect as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign each of the Exchange Agreements and each of the Transaction Documents on behalf of the Company, and the signatures of such persons appearing below and on such documents are their genuine signatures.

Name	Title	Signature

W. King Grant	President, Chief Financial Officer and Assistant Corporate Secretary

Charles B. Crowell	Director and Chief Executive Officer

Camille Gerard	Corporate Secretary

[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of this _____ day of June, 2010.

Name:	Camille Gerard
Title:	Corporate Secretary

     I, W. King Grant, hereby certify that Camille Gerard is the duly elected, qualified and acting Corporate Secretary and that the signature set forth above is her true signature.

Name:	W. King Grant
Title:	President and Chief Financial Officer

[Signature Page to Secretary’s Certificate]

Exhibit A
Resolutions Adopted by the Board of Directors of Gasco Energy, Inc.
[Exhibit A to Secretary’s Certificate]

Exhibit B
Amended and Restated Articles of Incorporation of Gasco Energy, Inc.
[Exhibit B to Secretary’s Certificate]

Exhibit C
Second Amended and Restated Bylaws of Gasco Energy, Inc.
[Exhibit C to Secretary’s Certificate]

Exhibit H
FORM OF OFFICER’S CERTIFICATE
GASCO ENERGY, INC.
OFFICER’S CERTIFICATE
June [•], 2010
     The undersigned, the President and Chief Financial Officer of Gasco Energy, Inc., a Nevada corporation (the “Company”), pursuant to Section 4(j) of each of the Exchange Agreements, each dated as of June 22, 2010, by and between the Company and the applicable investor party thereto (collectively, the “Investors”) identified on the Schedule of Investors attached thereto (collectively, the “Exchange Agreements”), hereby represents, warrants and certifies to each of the Investors as follows (capitalized terms used but not otherwise defined herein shall have the meanings set forth in each of the Exchange Agreements):
1.	The representations and warranties of the Company set forth in the Exchange Agreements are true and correct in all respects as of the date when made and as of the date hereof as though made on the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date only).

2.	The Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Exchange Agreements and the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the date hereof.
[Signature Page Follows]

H-1

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

GASCO ENERGY, INC
By:
	Name:	W. King Grant
	Title:	President and Chief Financial Officer

H-2

Schedule 2(c)(vi)
Subsidiaries

	Jurisdiction of	% Capital Stock Owned by
Name	Formation	the Company
Gasco Production Company	Delaware	100%
Myton Oilfield Rentals, LLC	Nevada	100%
Riverbend Gas Gathering, LLC	Nevada	100%

Schedule 2(c)(vi)-1

Schedule 2(c)(xxvi)
Outstanding Indebtedness; Liens
1.	Indebtedness incurred to finance insurance premiums, as follows:
a.	Flatiron Capital corporate property insurance policy

Schedule 2(c)(xxvi)-1

Schedule I
Form of Confidentiality Agreement
Confidentiality Agreement
[•], 201[•]
Gasco Energy, Inc.
8 Inverness Drive East
Suite 100
Englewood, Co 80112
Ladies and Gentlemen:
     Pursuant to Section 2(c)(xlvii) of that certain Exchange Agreement, dated as of June [•], 2010, by and between Gasco Energy, Inc. (the “Company”) and you (“RECIPIENT”), RECIPIENT previously received an initial written notice from the Company regarding a potential Subsequent Placement (as such term is defined in the Exchange Agreement) by the Company, and, in response thereto, RECIPIENT expressed an interest in participating in such Subsequent Placement. In furtherance of RECIPIENT’S analysis of the Subsequent Placement, RECIPIENT understands that the Company is prepared to make available to RECIPIENT certain material non-public, confidential information, documents and other materials relating directly to the Subsequent Placement to the Subsequent Placement, including information as to the proposed terms and conditions, timing and status thereof (the information, documents and other materials directly relating to the Subsequent Private Placement so provided to RECIPIENT, together with any notes, analyses or studies prepared by RECIPIENT that incorporate such information, and information relating to the fact that the Company is contemplating the Subsequent Placement, the “Evaluation Material”).
     RECIPIENT agrees to accept such Evaluation Material and further agrees that RECIPIENT will use the Evaluation Material solely for evaluating the Subsequent Placement and that the Evaluation Material will be kept confidential by RECIPIENT; provided, however, that any Evaluation Material which (a) was independently developed by RECIPIENT without any reference to the Evaluation Material or (b) was in RECIPIENT’s possession prior to the date of this Agreement (other than information relating to the Subsequent Placement) or (c) is or becomes part of the public domain through no breach by RECIPIENT of this Agreement, shall not be subject to the restrictions contained in this Agreement. RECIPIENT may disclose any Evaluation Materials (i) only to those of its directors, officers, employees, agents or advisors who need to know such information for purposes of evaluating and considering participation in the Subsequent Placement (“Representatives”), it being understood that they shall be informed by RECIPIENT of the confidential nature of such Evaluation Material and that RECIPIENT shall obtain assurances from them that they will keep such Evaluation Material confidential to

Schedule I-1

the same extent as described herein; and (ii) to the extent required by law or requested by any governmental agency or regulator having jurisdiction over RECIPIENT or to defend or prosecute a claim brought against or by RECIPIENT. RECIPIENT shall be responsible for any breach of this Agreement by its Representatives.
     Without the prior written consent of the Company, RECIPIENT shall not, and shall cause its Representatives not to, disclose to any person, unless permitted to do so by Company, (i) the fact that Evaluation Material has been made available to RECIPIENT and its Representatives, (ii) the fact that any discussions or negotiations are taking place concerning the Subsequent Placement, (iii) any of the proposed terms, proposed conditions or other facts with respect to the Subsequent Placement, including the status thereof or (iv) the existence, terms or conditions of this Agreement. Notwithstanding anything to the contrary contained in this paragraph, RECIPIENT may make such disclosures if it is advised by counsel that such disclosure is required under applicable law or the rules of any national securities exchange; provided that prior to making any such disclosure, RECIPIENT shall use reasonable efforts to consult with the Company to provide the Company with the opportunity to review and comment upon the form and content of such disclosure.
     In the event that RECIPIENT or any of its Representatives is requested or required by law to disclose any of the Evaluation Material, it is agreed that to the extent permitted by law RECIPIENT and any such Representative will provide the Company with prompt notice of such event so that the Company may seek a protective order or other appropriate remedy or waive compliance with the applicable provisions of this Agreement by RECIPIENT or such Representative. In the event the Company determines to seek such protective order or other remedy, at the Company’s sole cost and expense, RECIPIENT and any such Representative will use reasonable efforts to cooperate with the Company in seeking such protective order or other remedy. In the event that such protective order or other remedy is not obtained and disclosure of Evaluation Material is required, or the Company grants a waiver hereunder, RECIPIENT or such Representative as the case may be, (i) may, without liability hereunder, furnish that portion (and only that portion) of the Evaluation Material which, in the opinion of counsel to RECIPIENT or such Representative, as the case may be, it is legally required to disclose and (ii) will use reasonable efforts to have confidential treatment accorded any Evaluation Material so furnished.
     RECIPIENT understands and hereby acknowledges that it is aware (and that its Representatives who are apprised of this Agreement, the Subsequent Placement or the Evaluation Materials have been or will be advised by the RECIPIENT) that the United States securities laws impose restrictions on the purchase and sale of securities of the Company by persons who possess certain material nonpublic information relating to the Company and on such persons’ communicating such information to other persons under circumstances in which it is reasonably foreseeable that such other persons are likely to purchase or sell such securities.
     Upon the Company’s written request, all copies of the Evaluation Material (except for that portion of the Evaluation Material that consists of notes, analyses or studies prepared by RECIPIENT or its Representatives) will be promptly destroyed or returned to the Company at the Company’s request, and that portion of the Evaluation Material consisting of notes, analyses or studies prepared by RECIPIENT or its Representatives may either be destroyed by

Schedule I-2

RECIPIENT, such destruction to be confirmed to the Company in writing upon written request, or retained subject to the terms of this Agreement. Notwithstanding the foregoing, RECIPIENT may keep a reasonable number of archived copies of any Evaluation Material and related information only as may be necessary for legal/regulatory purposes which will be held in confidence in a manner consistent with the terms of this Agreement.
     RECIPIENT acknowledges that all proprietary and intellectual property rights in and to the Evaluation Material shall remain the sole property of the Company, and nothing in this Agreement shall be construed in any way to grant to the RECIPIENT or to any of its Representative any express or implied option, license or other right, title or interest in or to any Evaluation Material, or to any intellectual property rights embodied in such Evaluation Material.
     RECIPIENT understands and acknowledges that neither the Company nor any of its representatives or affiliates makes any representation or warranty, express or implied, that the Subsequent Placement will be entered into or consummated on the terms and conditions set forth in the Evaluation Material (other than definitive documentation with respect to the Subsequent Placement), if at all. Neither the Company nor any of its affiliates shall have any liability to RECIPIENT or any other person, including, without limitation, RECIPIENT’s Representatives, resulting from the use of, or reliance on, Evaluation Material by RECIPIENT or any of its Representatives except to the extent provided in the Exchange Agreement or in the definitive documentation for the Subsequent Placement.
     The Company hereby covenants and agrees to promptly notify RECIPIENT (and if the Subsequent Private Placement has previously been publicly disclosed, to make prompt public disclosure) of any suspension, abandonment or termination of the Subsequent Private Placement or the Company’s consideration thereof, and to make prompt public disclosure of the Company’s entry into a definitive agreement with respect to, or consummation of, the Subsequent Private Placement or similar transaction.
     It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. RECIPIENT agrees that money damages would not be a sufficient remedy for any breach of this Agreement by RECIPIENT or its Representatives and that in addition to all other remedies the Company shall be entitled to seek equitable relief, including injunction, for any breach of the provisions of this Agreement.
     As of the date hereof, this Agreement and the Exchange Agreement embody the entire understanding and agreement between the parties with respect to the Evaluation Material and supersede any prior understandings and agreements relating thereto.
     If any term or provision of this Agreement or any application hereof shall be invalid and unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

Schedule I-3

     This Agreement may be modified or waived only by an instrument signed by each the Company and RECIPIENT. This Agreement may not be assigned by any party hereto without the express prior written consent of the other party hereto.
     This Agreement shall expire on the date which is six months from the date of this Agreement.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles or rules.
[signature page follows]

Schedule I-4

Very truly yours, [•], as the RECIPIENT,
By:
Name:
Title:

Accepted and agreed as of
the date first written above:

Gasco Energy, Inc.
By:
Name:
Title:

Signature Page to Confidentiality Agreement

Schedule I-5